EXHIBIT A


                   REDWOOD EQUIPMENT LEASING INCOME FUND L.P.
              AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

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                                                                                TABLE OF CONTENTS

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            Preliminary Statement          ............................................................................... A-3
            Article I - Defined Terms              ....................................................................... A-3
            Article II- Name; Purpose; Term and Certificate                ............................................... A-9
               Section 2.1          Name; Continuation        ............................................................ A-9
               Section 2.2          Place of Registered Office         ................................................... A-9
               Section 2.3          Purpose       ....................................................................... A-10
               Section 2.4          Term       .......................................................................... A-10
               Section 2.5          Recording of Certificate        ..................................................... A-10
            Article III - Partners; Capital              ................................................................ A-10
               Section 3.1          General Partner; Assignor Limited Partner; ABR Special Limited Partner   ..           A-10
               Section 3.2          Investors        .................................................................... A-10
               Section 3.3          MNC Special Limited Partner          .................................................... A-11
               Section 3.4          Partnership Capital         ............................................................. A-12
               Section 3.5          Liability of Partners and Investors          ............................................ A-12
            Article IV - Allocations, Distributions and Applicable Rules                    ................................. A-12
               Section 4.1          Allocation of Profit or Loss          ................................................... A-12
               Section 4.2          Distribution of Net Disposition Proceeds           ...................................... A-14
               Section 4.3          Distribution of Distributable Cash           ............................................ A-14
               Section 4.4          Liquidation or Dissolution          ..................................................... A-15
               Section 4.5          General and Special Rules          ...................................................... A-15
            Article V - Rights, Powers and Duties of the General Part                      ................................. .A-17
               Section 5.1          Management and Control of the Partnership; Tax Matters Partner             .............  A-17
               Section 5.2          Authority of General Partner           .................................................. A-18
               Section 5.3          Authority of Investors           ........................................................ A-21
               Section 5.4          Restrictions on Authority           ..................................................... A-21
               Section 5.5          Authority of Partners and Affiliated Persons to Deal with Partnership           .......   A-23
               Section 5.6          Duties and Obligations of the General Partner             ............................... A-24
               Section 5.7          Compensation of General Partner             ............................................. A-26
               Section 5.8          Other Businesses of Partners           .................................................. A-26
                                    Liability of General Partner and Affiliates to Limited Partners or
               Section 5.9            Investors             ................................................................. A-26
               Section 5.10         Indemnification           ............................................................... A-26
            Article VI - Transferability of a General Partner's Interest                    ................................. A-27
                                    Removal, Voluntary Retirement or Withdrawal of a General Partner;
               Section 6.1          Transfer of Interests               ..................................................... A-27
               Section 6.2          Election and Admission of Successor or Additional General Partners            .........   A-27
               Section 6.3          Events of Withdrawal of a General Partner             ................................... A-28
               Section 6.4          Liability of a Withdrawn General Partner             .................................... A-28
               Section 6.5          Valuation of Partnership Interest of General Partner               ...................... A-28
            Article VIII - Assignment of Assignee Units to Investors; Transferability of Limited
                 Partner Interests and Units                  ............................................................... A-29
               Section 7.1          Assignment of the Assignee Units to Investors             ............................... A-29
               Section 7.2          Transferability of Units            ..................................................... A-30
                                    Death, Bankruptcy or Adjudication of Incompetence of an Investor or a
               Section 7.3            Limited Partner              .......................................................... A-31
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                                       A-1


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               Section 7.4          Effective Date        ................................................................... A-31
               Section 7.5          Substitute Limited Partners           ................................................... A-31
               Section 7.6          Retirement or Withdrawal of an Investor             ..................................... A-31
                         Article VIII - Dissolution, Liquidation and Termination of the Partnership            .............. A-32




                            Section 8.1          Events Causing Dissolution              ................................... A-32
                            Section 8.2          Liquidation               ................................................. A-32
                            Section 8.3          Capital Contribution Upon Dissolution                 ..................... A-33
                         Article IX - Certain Payments to the General Partner and Affiliates             ................... A-33
                                                 Reimbursement of Certain Costs and Expenses of the General Partner and
                            Section 9.1             their Affiliates                ........................................ A-33
                            Section 9.2          Fees and Other Payments                 ................................... A-34
                         Article X - Books and Records; Bank Accounts; Reports                      ........................ A-35
                              Books and Records                ............................................................. A-35
                              Bank Accounts                ................................................................. A-35
                              Reports                ....................................................................... A-36
                              Federal Tax Elections                 ........................................................ A-37
                         Article XI - Meetings of Investors                       ... ...................................... A-38
                              Calling Meetings                .............................................................. A-38
                              Notice; Procedure                 ............................................................ A-38
                              Right to Vote                 ................................................................ A-38
                              Proxies; Rules                 ............................................................... A-38
                         Article XII - General Provisions                      ............................................. A-39
                            Section 12.1       Appointment of General Partner as Attorney-in-Fact        ................... A-39
                             Waiver of Partition                  .......................................................... A-39
                              Notification                 ................................................................. A-39
                             Word Meanings                 ................................................................. A-39
                             Binding Provisions                  ........................................................... A-39
                             Applicable Law                 ................................................................ A-39
                             Counterparts                  ................................................................. A-40
                            Section   Separability of Provisions                ............................................ A-40
                            Section   Paragraph Titles                 ..................................................... A-40
                            Section   Entire Agreement                 ..................................................... A-40
                            Section 12.11     Amendments                 ................................................... A-40
                         Signatures                  ....................................................................... A-42
                         Schedule A                  ....................................................................... A-43


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                                     REDWOOD EQUIPMENT LEASING INCOME FUND L.P.
                           AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP, dated as of October 19, 1989, is by and among Redwood Leasing, Inc., a Maryland corporation, as General Partner, Redwood Leasing Holding Company, Inc., a Maryland corporation, as the Assignor Limited Partner, Maryland National Leasing Services Corporation, a Maryland corporation, as the MNC Special Limited Partner and Realty Associates 1988 Limited Partnership, a Maryland limited partnership, as the ABR Special Limited Partner.

                                                          Preliminary Statement
                       Redwood   Equipment   Leasing   Income  Fund  L.P.   (the
                  "Partnership") was formed by the General Partner, the Assignor Limited Partner, the MNC Special Limited Partner and the ABR Special Limited Partner as a Delaware limited partnership upon the recording of a certificate of limited partnership with the Secretary of State of the State of Delaware on October l9, 1989 and the execution of an Agreement of Limited Partnership on November l7, 1989, effective as of even date herewith.
                       The  parties  hereto  desire to amend and  restate in its
                  entirety the Agreement of Limited Partnership.
                       NOW,  THEREFORE,  in consideration of the mutual promises
                  made herein, the parties hereto, intending to be legally bound, hereby agree as follows:


                                                               ARTICLE I
                                                           DEFINED TERMS
                       The defined terms used in this  Agreement  shall,  unless
                  the context otherwise expressly requires, have the meanings specified in this Article I.
                       "ABR Special  Limited  Partner"  means Realty  Associates
                  1988 Limited Partnership, a Maryland limited partnership and an Affiliate of the General Partner.
                       "Accountants"  means such firm of  independent  certified
                  public accountants as shall be engaged from time to time by the General Partner on behalf of the Partnership.
                       "Acquisition Expenses" means expenses of the Partnership,
                  including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, and miscellaneous expenses related to selection and acquisition of Equipment, whether or not acquired.
                       "Acquisition  Fees"  means  the  total  of all  fees  and
                  commissions paid by any party on behalf of the Partnership in connection with the selection or purchase of any Equipment by the Partnership, including, without limitation, Equipment purchased through a reinvestment of the proceeds of Sale of its Equipment or any funds generated from its operations pursuant to Section 5.2B. Included in the computation of such fees or commissions shall be any commission, selection fee, financing fee, non-recurring management fee or any fee of a similar nature, however designated.
                       "Act" means the Delaware Revised Uniform Limited
                    Partnership Act (6 DEL.C.ss. 17-101 et. seq.)
                  as amended or modified from time to time.
                       "Additional  General  Partner"  means any  Person  who is
                  admitted as an Additional General Partner of the Partnership, under the provisions of Article VI, after the date of this Agreement.
                       "Additional  Equipment"  means all Equipment  acquired by
                  the Partnership, other than the Specified Equipment.
                       "Adjusted  Capital  Balance"  of a Partner or an Investor
                  means the Capital Contribution of the Partner or the Assignor Limited Partner made on behalf of an Investor, less all prior distributions of


                                                                   A-3
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                  Distributable  Cash and Net  Disposition  Proceeds made to the
                  Partner or Investor and the predecessor holders of such Units,
                  other  than   distributions   made  in  satisfaction  of  such
                  Partner's or Investor's Cumulative Return at the time of reference thereto.
                       "Affiliate"  means (i) any Person  directly or indirectly
                  controlling, controlled by or under common control with another Person (ii) any Person owning or controlling 10% or more of the outstanding voting securities of such other Person
                  (iii) any  officer,  director or partner of such  Person,  and
                  (iv) if such other Person is an officer, director or partner, any company for which such Person acts in any such capacity.
                       "Agreement" means this Amended and Restated  Agreement of
                  Limited Partnership as originally executed and as amended from time to time, as the context requires. Words such as "herein", "hereafter," "hereof," "hereto," "hereby"and "hereunder," when used with reference to this Agreement, refer to this Agreement as a whole unless the context otherwise requires.
                       "Assigned   Limited   Partnership   Interest"   means   a
                  Partnership Interest which is credited to the Assignor Limited Partner on the books and records of the Partnership in respect of a purchase of one Unit by an Investor. Each Assigned Limited Partnership Interest represents a contribution to the capital of the Partnership equal to $25, regardless of any reduction in Selling Commissions.
                       "Assignee  Units"  means the  ownership  interests  of an
                  Investor in the Partnership at any particular time, including the right of such Investor to any and all benefits to which an Investor may be entitled as provided in this Agreement. The ownership interests of the Investors in the Partnership are sometimes referred to herein as "Units".
                       "Assignor  Limited Partner" means Redwood Leasing Holding
                  Company,   Inc.  which  will  (i)  own  any  Assigned  Limited
                  Partnership Interests issued pursuant to Sections 3.2 and 7.1 hereof, and (ii) transfer and assign to those Persons who acquire Units all of its rights and interest in Assigned Limited Partnership Interests in accordance with Sections 3.2 and 7.1 hereof.
                       "Capital   Account"   means  (i)  the  separate   account
                  maintained and adjusted on the books and records of the Partnership for each Partner and (ii) the separate subaccount of the Capital Account of the Assignor Limited Partner maintained and adjusted for each Investor. Each Partner's and Inves- tor's Capital Account is credited with his Capital
                  Contributions and his distributive share of Profit (or item thereof). Each Partner's or Investor's Capital Account is debited with the cash and the fair market value of any property distributed to him (net of liabilities assumed by such Partner or Investor and liabilities to which such distributed property is subject), and his distributive share of Loss (and deduction (or item thereof)). Each Partner's and Investor's Capital Account shall also be adjusted pursuant to
                  Section 4.5 hereof and as required by the Income Tax Regulations promulgated under Section 704 of the Code. Any questions concerning a Partner's or Investor's Capital Account shall be resolved by the General Partner in its reasonably exercised discretion, applying principles consistent with this Agreement and the regulations promulgated under Section 704 of the Code in order to assure that all allocations herein will
                  have   substantial   economic  effect  or  will  otherwise  be
                  respected for income tax purposes. For purposes of this Agreement, a Partner or Investor who has more than one Partnership Interest or Unit, as the case may be, shall have a single Capital Account that reflects all of his Partnership Interests and Units, regardless of the class of Interests owned (e.g., general or limited) and regardless of the time or manner in which the Partnership Interests and Units were acquired.
                       "Capital Contribution" means the total amount of cash and
                  the fair market value of any other assets contributed to the Partnership by a Partner (net of liabilities assumed by the Partnership and liabilities to which any such contributed assets are subject) and, with respect to an Investor, the Capital Contribution of the Assignor Limited Partner made on behalf of such Investor (without regard to any reduction of Selling Commissions) reduced by the amount of any uninvested funds returned to the Investor or Partner pursuant to Section
                  5.6F.   Any  reference  in  this   Agreement  to  the  Capital
                  Contribution of a then-Partner or Investor shall include a Capital Contribution previously made by any prior Partner or Investor with respect to the Interest or Unit of such then-Partner or then-Investor, except to the extent that all or a portion of the Interest or Unit of any prior Partner or
                   Investor  shall  have  been  terminated  and the  portion  so
                   terminated  not   transferred  to  a  successor   Partner  or
                   Investor.
                        "Certificate"   means   the   Certificate   of   Limited
                   Partnership  establishing the Partnership,  as filed with the office of the  Secretary of State of the State of Delaware on
                   October l9,  1989,  as it may be amended from time to time in accordance with the terms of this Agreement and the Act.
                        "Code"means  the  Internal  Revenue  Code  of  l986,  as
                   amended (or any corresponding provision of succeeding law).
                        "Competitive   Equipment  Sales  Commission"  means  the
                   brokerage fee which would be paid to unaffiliated persons for services  rendered in connection with the purchase or sale of
                   Equipment  which is reasonable,  customary and competitive in light of the size, type and location of the Equipment.
                        "Controlling Person" of the General Partner or Affiliate
                   thereof  means any person who (a) performs  functions for the
                   General  Partner  or  Affiliate  similar  to  those  of (i) a
                   Chairman or member of the Board of Directors,  (ii) executive management,  such  as  a  President,  or a  Vice-  President,
                   Secretary or Treasurer,  or (iii) senior  management;  or (b)
                   holds a 5% or more equity  interest in the General Partner or
                   Affiliate,  or has the power to direct or cause the direction of the General  Partner,  or Affiliate,  whether  through the ownership of voting securities, by contract or otherwise.
                        "Cumulative  Return"  means  an  amount  equal  to a 12%
                   cumulative annual return,  compounded daily, on an Investor's
                   Adjusted Capital Balance, less any Distributable Cash and any
                   Net  Disposition  Proceeds  distributed  to such  Investor in
                   respect  of  the  Cumulative   Return  pursuant  to  Sections
                   4.2A(i),  4.3A(i)  and 4.3D.  Calculation  of the  Cumulative
                   Return  shall  commence  as of the  earlier  of (i) the final closing for the sale of Units or (ii) March 31, 1990.
                       "Distributable  Cash"  means,  with respect to any fiscal
                   period,  the excess,  if any,  of (i) all cash funds  derived from the  operations of the  Partnership  during such period, including the yield from the Interim  Investments  and excess cash reserves  deemed  distributable  by the General  Partner pursuant to Section 5.6G hereof but  excluding  receipts from
                   the  sale,   exchange  or  other   disposition  of  Equipment
                   (including  insurance  proceeds or lease  indemnity  payments arising from the loss or destruction of Equipment),  Warrants and Warrant Stock, or other Partnership  property,  over (ii)
                   all  cash  disbursed  in the  operations  of the  Partnership during such period,  including cash used to pay, or establish reasonable reserves for, operating expenses,  fees (including
                   Equipment and Lease Management Fees and Equipment  Re-leasing
                   Fees),   commissions,   debt  service  and  loan  repayments,
                   contingencies  and  anticipated  obligations,  except  to the extent any such payment is made out of reserves set aside for such purpose.  Distributable  Cash shall not include  amounts distributed or to be distributed under Section 4.2 hereof.
                        "Due Diligence Expense  Reimbursement Fee" means the fee
                   equal to 1.0% of the Gross  Proceeds of the Offering  allowed to the Selling  Agent,  which may be reallowed to  Soliciting
                   Dealers, for advisory services,  due diligence activities and the reimbursement of expenses.
                       "Entity"   means   any   general   partnership,   limited
                   partnership,   corporation,  joint  venture,  trust,  estate,
                   business trust, cooperative, association or other legal form of organization.
                        "Equipment"  means any  equipment  and related  tangible
                   personal property and any interest therein, whether held directly or indirectly through a nominee, trust or otherwise.
                        "Equipment  and  Lease  Management  Fee"  means  the fee
                   payable to the Manager in accordance with the terms of the Management Agreement and Section 9.2A(vi) hereof for its services in managing the leasing, financing and refinancing of the Equipment.
                        "Equipment  Re-Leasing Fee" means the fee payable to the
                   Manager  in  accordance  with  the  terms  of the  Management
                   Agreement and Section 9.2A(vii) hereof for its services in releasing Equipment to a Person other than the original lessee or its Affiliates.

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
                       "Escrow  Agent"  means  Mercantile-Safe  Deposit  & Trust
                  Company, or such other escrow agent chosen by the General Partner to hold funds from Persons who have subscribed to become Investors pending the assignment of Assignee Units to them.
                       "Front-End  Fees"  means  fees and  expenses  paid by any
                  Person for any services rendered during the organization or acquisition phase of the Partnership, including the Offering and Organization Expense Fee, the Due Diligence Expense Reimbursement Fee, the Selling Commissions, the Acquisition Expenses, the Acquisition Fees, the Leasing Fees and any other similar fees. Notwithstanding the foregoing, Front-End Fees shall not include any Acquisition Fees or Acquisition Expenses paid by a manufacturer of Equipment to any of its employees unless such Persons are Affiliates of the Manager or the General Partner.
                       "Full  Payout  Lease"  means a lease of  Equipment  under
                  which the non-cancellable rental payments during the initial term of the lease, on a net present value basis, are at least sufficient to recover the contract purchase price paid by the Partnership in connection with the purchase of the Equipment plus all Acquisition Fees applicable thereto.
                       "General Partner" means Redwood Leasing, Inc. and any
                    other Person designated as a General Partner in the Schedule and any Person who becomes a Successor or  Additional  General
                  Partner as provided herein, in each such Person's capacity as a General Partner of the Partnership.
                       "Gross  Proceeds of the Offering"  means the aggregate of
                  the proceeds from the sale of Units in the Offering, which amount is equal to the total of all Capital Contributions of the Investors.
                       "Interest"  or  "Partnership  Interest"  means the entire
                  ownership   interest  (which  may  be  segmented  into  and/or
                  expressed as a percentage of various rights and/or liabilities) of a Partner in the Partnership at any particular time, including the right of such Partner to any and all benefits to which a Partner may be entitled as provided in the Agreement and in the Act, together with the obligations of such Partner to comply with all the terms and provisions of this Agreement and of the Act.
                       "Interim  Investments"  means the short-term  investments
                  made with the Net Proceeds of the Offering until such Net Proceeds of the Offering are disbursed for acquisition of Equipment.
                       "Investment  in  Equipment"  means the  amount of Capital
                  Contributions actually paid or allocated to the purchase, manufacture or renovation of Equipment (including the purchase of equipment, working capital reserves allocable thereto (except that working capital reserves in excess of 3% shall not be included), and other cash payments such as interest and taxes) but excluding Front-End Fees.
                       "Investor"  means (i) any  Person  who holds an  Assignee
                  Unit and is reflected as an Investor on the books and records of the Partnership, (ii) any Investor who has been admitted to the Partnership as a Substitute Limited Partner pursuant to
                  Section 7.5 hereof and (iii) except where otherwise specifically provided to the contrary, the MNC Special Limited Partner. The term "Investor" shall not include the ABR Special Limited Partner.
                       "Leasing   Fees"   means   the  total  of  all  fees  and
                  commissions paid by any Person in connection with the initial lease of Equipment.
                       "Limited Partner" means any Person who is designated as a
                  Limited Partner on the books and records of the Partnership at the time of reference thereto, in each such Person's capacity as a Limited Partner of the Partnership.
                       "Limited   Partnership   Interest"  means  the  ownership
                  interest of the Assignor Limited Partner and all other Limited Partners in the Partnership.
                       "Limited  Partnership  Interest Percentage" in respect of
                  any Investor means the percentage obtained by converting to a percentage the fraction having the number of Assignee Units owned by such Investor as its numerator and having the number of Assignee Units owned by all Investors at the time of reference thereto as its denominator.

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                        "Majority  Vote  of  the   Investors"   shall  mean  the
                   affirmative vote of Investors owning more than 50% of the outstanding Units or the consent of Investors owning more than 50% of the outstanding Units, as the case may be.
                        "Manager"  means MNC  Leasing,  a division of MNC Credit
                   Corp, which is an indirect subsidiary of MNC Financial, Inc., a Maryland corporation, or any successor employed by the Partnership to manage the leasing, financing, refinancing, re-leasing and selling of the Equipment in accordance with
                   Section 5.2A(xix).
                        "Management  Agreement"means  the agreement  between the
                   Manager and the Partnership under which the Manager shall manage the leasing, financing, refinancing, re-leasing and selling of the Equipment.
                        "Minimum  Gain" means with respect to each  non-recourse
                   liability   of  the   Partnership   and  subject  to  certain
                   adjustments      pursuant      to     Income     Tax     Reg.
                   ss.1.704-lT(b)(4)(iv)(c),  the  amount  of gain (of  whatever
                   character),   if  any,   that  would  be   realized   by  the
                   Partnership, if the Partnership disposed of (in a taxable transaction) any of the assets subject to such liability in full satisfaction of the liability. For this purpose, only the portion of the assets' adjusted basis allocated to non-recourse liabilities of the Partnership shall be taken into account.
                        "Minimum Offering Amount" means the amount of $2,000,000
                   in Gross Proceeds of the Offering.
                        "MNC Special Limited Partner" means Maryland National
                    Leasing Services Corporation, an Affiliate of the Manager.
                        "Net  Disposition  Proceeds"  means  the  cash  proceeds
                   realized by the Partnership from the sale, exchange or other disposition of Equipment (including insurance proceeds or lease indemnity payments arising from the loss or destruction
                   of  Equipment)  or  other  Partnership  property,   including
                   Warrants  and Warrant  Stock,  less all  related  Partnership
                   liabilities  and  expenses   relating  to  the   transaction,
                   including but not limited to, fees or commissions paid to any unaffiliated Persons and, subject to Sections 5.2A(viii) and 9.2A(viii), fees or commissions paid to the Manager or its Affiliates.
                        "Net Lease" means a lease under which the lessee assumes
                   responsibility for, and bears the cost of, all expenses of operation of the Equipment (including insurance, repairs, maintenance and service costs and sales, use, property or similar taxes associated with the Equipment) and bears the risk of physical loss of the Equipment.
                        "Net Lease Provisions"  means  contractual  arrangements
                   under which the lessee assumes responsibility for, and bears the cost of, insurance, taxes, maintenance, repair and operation of the leased asset and where the non-cancellable rental payments under the lease are absolutely net to the lessor.
                        "Net Proceeds of the Offering" means the Gross Proceeds
                   of the Offering less the Selling Commisions, the Due
                   Diligence Expense Reimbursement Fee, and the Offering and Organization Expense Fee.
                        "Notification"   means   a   writing,   containing   the
                   information required by this Agreement to be communicated to any Person, sent or delivered to such Person in accordance with the provisions of Section 12.3 of this Agreement.
                        "Offering"  means the  offering  and sale of Units for a
                   minimum of $2,000,000 and a maximum of $25,000,000 (which may be increased at the discretion of the General Partner to $75,000,000), as more fully described in the Prospectus.
                        "Offering  and  Organization   Expense  Fee"  means  the
                   non-accountable fee paid to the General Partner equal to 5.65% of the Gross Proceeds of the Offering, payable in
                   accordance  with  Section  9.2A(ii)   hereof,   for  services
                   rendered   and  costs   incurred  in   connection   with  the
                   organization of the Partnership and the offering of Units.
                        "Operating Lease" means a lease of Equipment under which
                   the non-cancellable rental payments during the initial term of the lease, on a net present value basis, are not sufficient to recover the contract purchase price paid by the Partnership in connection with the purchase of the Equipment plus all Acquisition Fees applicable thereto.
                       "Partner" means any General Partner or Limited Partner.
                       "Partnership"  means the  limited  partnership  formed in
                 accordance with this Agreement by the parties hereto, as said limited partnership may from time to time be constituted.
                       "Payout"  means  the  date on  which  each  Investor  has
                 received from distributions of Distributable Cash and Net Disposition Proceeds a return of his Adjusted Capital Balance and payment of his Cumulative Return.
                       "Person" means any individual or Entity.
                       "Profit" or "Loss"  means,  for each fiscal year or other
                 period,  an amount equal to the Partner-  ship's taxable income
                 or  loss  for  such  year  or   period,   with  the   following
                 adjustments: (i) any income of the Partnership that is exempt from federal income tax shall be added to such taxable income or loss; (ii) any income or deduction which is separately allocated pursuant to Article IV shall be excluded from such taxable income or loss; and (iii) any expenditures of the Partnership described in Section 705(a)p(2)(B) of the Code, or treated as Section 705(a)(2)(B) of the Code expenditures pursuant to Income Tax Reg. ss.1.704-1(b)(2)(iv)(i) other than syndication expenses described in Section 4.5L, shall be
                 subtracted  from  such  taxable  income  or  loss.   Except  as
                 otherwise  provided  herein,  each item of income,  gain, loss,
                 deduction,   preference   or   recapture   entering   into  the
                 computation of Profit or Loss hereunder shall be allocated to each Partner in the same proportion as Profit and Loss are allocated.
                       "Profit from Operations" or "Loss from Operations"  means
                 Profit or Loss of the Partnership, as applicable, from any source other than a Sale.
                       "Prospectus" means the Partnership's Prospectus contained
                 in the Registration Statement filed on Form S-1 with the Securities and Exchange Commission for the registration of the Units under the Securities Act of 1933, in the final form in which it is filed with the Securities and Exchange Commission and as thereafter supplemented pursuant to Rule 424 under the Securities Act of 1933. Any reference herein to "date of the Prospectus" shall be deemed to refer to the date of the Prospectus in the form filed pursuant to Rule 424(b) of the Securities Act of 1933.
                       "Sale" means any sales or exchanges or other dispositions
                 of Equipment, condemnations, recoveries of damage awards and insurance proceeds (other than business or rental interruption insurance proceeds).
                       "Schedule"  means  Schedule  A annexed  hereto as amended
                 from time to time and as so amended at the time of reference thereto.
                       "Selling  Agent"  means Alex.  Brown  Realty  Securities,
                 Inc., an Affiliate of the General Partner, which will offer the Units on a best efforts basis pursuant to the Selling Agent Agreement.
                       "Selling Agent Agreement" means that certain agreement to
                be entered into by the Partnership Alex. Brown Realty
               Securities, Inc., and the General Partner, pursuant to which
               Alex. Brown Realty Securities, Inc. will offer and sell the Units on a best efforts basis.
                       "Selling  Commissions"  means the  maximum  total (or any
                 portion thereof) of 7% of the Gross Proceeds of the Offering paid to the Selling Agent or Soliciting Dealers for their
                 efforts  in  offering  the  Units.   The  7%  maximum   Selling
                 Commissions will be reduced for volume purchases and purchases by the MMC Special Limited Partner and certain Affiliates of the Manager as specified in the Prospectus.
                       "Specified  Equipment"  means the Equipment  described in
                 the  Prospectus  and  in a  schedule  to  be  affixed  to  this
                 Agreement   by  amendment   or  any   Equipment   purchased  in
                 substitution of such Equipment.
                       "Sponsor"   means  any  Person   directly  or  indirectly
                 instrumental in organizing, wholly or in part, the Partnership or who will manage or participate in the management of the Partnership, and any

                Affiliate of such  Person,  but does not  include (a) any Person whose only relationship with the Partnership or the General Partner is that of an independent property manager if such person's only compensation from the Partnership is in the form of fees for the performance of property management services, or (b) wholly-independent third parties such as attorneys, accountants and broker-dealers whose only compensation from the Partnership is for professional services rendered in connection with the Offering or the operations of the Partnership. Sponsors of the Partnership include the General Partner and the Manager.
                        "Subordinated  Disposition Fee" means the fee payable to
                   the Manager upon the Sale of any item of Equipment in an amount equal to the lesser of one-half of the Competitive Equipment Sales Commission, or 3% of the contract sales price received by the Partnership in connection with the Sale of the Equipment.
                        "Substitute  Limited Partner" means any Investor who has
                   elected to convert from an Investor to a Limited Partner pursuant to Section 7.5 of this Agreement.
                        "Successor  General  Partner"  means any  Person  who is
                   admitted as a Successor General Partner to the Partnership under the provisions of Article VI after the date of this Agreement.
                        "Tax  Matters   Partner"   means  the  General   Partner
                   designated in Section 5.1C as the tax matters partner, as defined in Section 6231(a)(7) of the Code.
                        "Termination  Date of the Offering"  means the date upon
                   which the Offering terminates, which, if not extended at the election of the General Partner, will be on or before the date one (1) year from the date of the Prospectus.
                       "Unit"  means  (i)  an  Assignee  Unit  representing  the
                   assignment by the Assignor Limited Partner of one Assigned Limited Partnership Interest, (ii) the Partnership Interest attributable to one Unit of any Investor who has become a Substitute Limited Partner pursuant to Section 7.5 hereof and
                   (iii) the Partnership Interest attributable to one Unit purchased by the MNC Special Limited Partner pursuant to
                   Section 3.3 hereof.
                        "Warrants" means an option, warrant or right to acquire,
                   by purchase, conversion or exchange, an equity security of a lessee of Equipment, obtained by the Partnership in connection with the execution of a lease of Equipment to such lessee.
                     "Warrant Stock" means the shares of common stock, preferred stock or other equity security of a lessee of the Partnership upon exercise, conversion or exchange of a Warrant.
                        "Working  Capital  Reserves"  means the  portion  of the
                   Gross Proceeds of the Offering set aside as working capital reserves pursuant to Section 5.6G.


                                                               ARTICLE II
                                            NAME; PURPOSE; TERM AND CERTIFICATE

                   Section 2.1 Name; Continuation
                        T'he  Partners  hereby  agree to  continue  the  limited
                   partnership known as "Redwood Equipment Leasing Income Fund L.P." Such name shall be used at all times in connection with the Partnership's business and affairs; provided, however, that the Partnership may use trade names in its business operations. The Partnership shall be governed by the Act.

                   Section 2.2 Place of Registered Office
                        The  address  of the  registered  office in the State of
                   Delaware of the Partnership is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801; the name of the registered agent for service of process on the Partnership in the State of Delaware at that address is The Corporation Trust Company. The Partnership's principal place of business is 225 East Redwood Street, 4th Floor, Baltimore, Maryland 21202 or such other place(s) as the General Partner may hereafter determine.

                 Notification of any change in the location of the principal office shall be given to the Partners and Investors on or before the date of any such change.

                 Section 2.3 Purpose
                      The  purpose  of  the  Partnership  is to  engage  in  the business of acquiring, owning, leasing and selling a diversified portfolio of Equipment including but not limited to aircraft, construction and manufacturing equipment, high technology and testing equipment, production and material handling equipment, transportation equipment, medical and biotechnology equipment, laboratory and testing equipment, telecommunications and computer equipment, restaurant equipment and furniture and fixtures and otherwise deal with the
                 Equipment and Partnership property including Warrants and Warrant Stock owned or acquired in connection therewith. The Partnership may own Equipment directly or indirectly through joint ventures or general partnerships, subject to the provisions contained herein. The Partnership may do any and all things necessary, convenient or incidental to the achievement of the foregoing.

                 Section 2.4 Term
                      The  Partnership  shall  continue until December 31, 2019, unless the Partnership is sooner dissolved in accordance with the provisions of this Agreement.

                 Section 2.5 Recording of Certificate
                      The General  Partner  shall take all  necessary  action to maintain the Partnership in good standing as a limited partnership under the Act, including, without limitation, the filing of the Certificate and such amendments and further certificates as may be necessary under the Act and as may be deemed necessary or advisable by the General Partner to qualify the Partnership to do business in other states. The General Partner shall not be required to send a copy of the Partnership's filed Certificate to each Partner and Investor.


                                                              ARTICLE III
                                                        PARTNERS; CAPITAL
                 Section 3.1 General Partner; Assignor Limited Partner; ABR Special Limited Partner A. The name, address and Capital Contribution of the General Partner, the Assignor Limited Partner and the ABR Special Limited Partner are set forth on the Schedule. Upon the dissolution and termination of the Partnership, on or before the later of the last day of the fiscal year in which the dissolution of the Partnership occurs or ninety (90) days after the date of dissolution of the Partnership, the General Partner shall make a Capital Contribution to the Partnership in an amount equal to the lesser of (i) the deficit balance, if any, in its Capital
                 Account or (ii) the excess of 1.01% of the Capital Contributions of the Investors and Limited Partners (excluding capital contributions of the Assignor Limited Partner on behalf of Investors) over the Capital Contributions previously contributed by the General Partner attributable to its interest as General Partner.
                      B. The  General  Partner  and its  Affiliates  may also be
                 Investors or Limited Partners to the extent that they separately purchase or become transferees of Units and, to such extent, shall be treated as Investors or Limited Partners, subject to the limitations contained in this Agreement.
                      Any  purchases  of Units  by the  General  Partner  or its
                 Affiliates in connection with the initial public offering of Units shall not be counted in determining whether the minimum number of Units necessary for the Minimum Offering Amount has been achieved.

                 Section 3.2 Investors
                      A. The General  Partner is authorized to accept orders for
                 Units pursuant to the Offering. All orders for Units shall be held in trust and deposited in an escrow account with the Escrow Agent. Orders for Units shall be accepted or rejected by the General Partner within thirty (30) days after their receipt by the Escrow Agent.

                        B. Upon the receipt by the Escrow Agent of orders for an
                    amount equal to the Minimum Offering Amount, the Escrow Agent shall release the funds in the escrow account to the Assignor Limited Partner which shall immediately transmit such funds to the Partnership. Subsequent orders for Units that are accepted by the General Partner shall be released from the escrow account and transmitted to the Partnership or returned to subscribers in accordance with the Prospectus. Upon release of an Investor's funds from the escrow account to the Partnership, an Assigned Limited Partnership Interest shall be credited to the Assignor Limited Partner on the books and records of the Partnership in respect of such Unit and the Assignor Limited Partner shall assign all of its rights with respect to such Assigned Limited Partnership Interest to the Investor to the extent permitted by, and in accordance with, the Agreement and applicable law. The Assignor Limited Partner hereby agrees to exercise any and all rights with respect to such Assigned Limited Partnership Interest as directed by the Investor.
                        C. Any  interest  earned  on  moneys  paid by  Investors
                    during the period such moneys are held in escrow by the Escrow Agent shall be paid to the Partnership following the release of orders and shall be distributed in accordance with Section 4.5A hereof. Persons whose orders for Units are rejected by the General Partner shall be returned their moneys within ten (10) days after such rejection.
                        D. No order for Units sold as part of the Offering shall
                    be accepted after the Termination Date of the Offering. If the General Partner does not accept orders totalling an amount equal to the Minimum Offering Amount on or before the Termination Date of the Offering, the Escrow Agent shall promptly return all moneys deposited by subscribers together with any interest earned on such moneys.
                        E. For  purposes  of this  Agreement,  an  Investor  who
                    acquires Units in the Offering shall be recognized as an Investor with respect to such Units on the date that such Investor's funds are released from the escrow account to the Partnership.

                    Section 3.3 MNC Special Limited Partner
                        A. On  each  date  that  Investors  subscribing  for and
                    purchasing Units are recognized as such on the books of the Partnership in accordance with Section 3.2B, the MNC Special Limited Partner shall purchase that number of Units necessary to maintain an investment in the Partnership equal to 4.9% of all outstanding Units, subject to a maximum purchase obligation of $2,500,000 (i.e., 107,526 Units). The purchase of such Units by the MNC Special Limited Partner shall be on the same basis as Units purchased by other Investors, provided that an amount equal to the Selling Commissions payable with respect to such Units shall be returned to the MNC Special Limited Partner.
                        B. Upon the dissolution and termination of the Partnership (or the Interest of the MNC Special Limited Partner), on or before the later of the last day of the fiscal year in which the dissolution of the Partnership (or the liquidation of such Interest) occurs or ninety (90) days after the dissolution of the Partnership (or the liquidation of such Interest), the MNC Special Limited Partner shall make a Capital Contribution to the Partnership in an amount equal to the least of (i) the deficit balance, if any, in its Capital Account, (ii) the aggregate amount of distributions of Net Disposition Proceeds and Distributable Cash that it has received or (iii) the excess, if any of the Investors' aggregate Capital Contributions (other than the Capital Contributions of the MNC Special Limited Partner) over the amount of Net Disposition Proceeds and Distributable Cash distributed or to be distributed to the Investors (other than the MNC Special Limited Partner), provided that in no event shall the amount to be returned exceed the investment in the Partnership made by the MNC Special Limited Partner pursuant to Section 3.3A.
                        C. Affiliates of the Manager may also be Investors or Limited Partners to the extent that they separately purchase or become transferees of Units and, to such extent, shall be treated as Investors or Limited Partners, subject to the limitations contained in this Agreement. Any purchases of Units by the officers and directors of the Manager and MNC Credit Corporation in connection with the initial public offering of Units shall be made net of Selling Commissions.

                 Section 3.4 Partnership Capital
                      A. Each  Partner's  and  Investor's  Capital  Contribution
                 shall be paid in cash on or prior to the date of such Partner's admission to the Partnership or the date of the recognition of the Investor on the books and records of the Partnership.
                      B. Except to the extent of any interest  income  earned on an Investor's Capital Contribution while it is held in escrow, and later distributed to such Investor pursuant to Section 4.5A, no Partner or Investor shall be paid interest on any Capital Contribution.
                      C. Except as otherwise provided in this Agreement, no Partner or Investor shall have the right to withdraw, or receive any return of, his Capital Contribution prior to December 31, 2019.
                      D. Under circumstances requiring a return of any Capital
                 Contribution, no Partner shall have the right to demand or receive property other than cash.

                 Section 3.5 Liability of Partners and Investors
                      A. Except as provided in Section  17-607 of the Act, or in
                 Section 3.3 with respect to the MNC Special Limited Partner, the Limited Partners and Investors shall be liable only to pay their Capital Contributions and no Limited Partner or Investor will be personally liable for the debts, liabilities, contracts, or other obligations of the Partnership.
                      B. Except as set forth in Section 3.5A, no Limited Partner or Investor shall be required to lend any funds to the Partnership or, after his Capital Contribution has been fully paid, to make any further capital contribution to the Partnership, nor, except as set forth in Section 3.3, shall any Limited Partner or Investor be liable for or have any obligation to restore any negative balance in his Capital Account.
                      C. Subject to the provisions of Sections 3.1 and 5.9 of this Agreement, the General Partner shall not have any personal liability for the repayment of the Capital Contribution or the Cumulative Return of any Limited Partner or Investor or be required to repay to the Partnership all or any portion of any negative balance of the Capital Accounts of the Limited Partners or the Investors.


                                                               ARTICLE IV
                 ALLOCATIONS, DISTRIBUTIONS AND APPLICABLE RULES

                 Section 4.1 Allocation of Profit or Loss
                      A. Profit (including any Profit from any deemed
                 Sale pursuant to Section 4.5) shall be allocated in the following order of priority:
                          (i) First,  Profit  shall be allocated to the Partners
                      and Investors in proportion to, and to the extent of, any Loss allocated to the Partners and Investors pursuant to
                      Section 4.1B(ii), 4.1B(iii) and 4.1B(iv) for all prior fiscal years, in reverse order and priority to the order and priority specified under Section 4.1B(ii), 4.1B(iii) and 4.1B(iv) to offset such prior allocations of Loss. To the extent that any allocations of Loss are offset pursuant to this Section 4.1A(i), such allocations of Loss shall be disregarded for purposes of computing subsequent allocations pursuant to this Section 4.1.
                          (ii) Second,  Profit not allocated pursuant to Section
                      4.1A(i) shall be allocated (a) in the case of Profit from Operations, 98% to the Investors and 2% to the General Partner and (b) in the case of Profit from a Sale, 99% to the Investors and 1% to the General Partner, until the Capital Account of each Investor is equal to the sum of his Adjusted Capital Balance plus his unpaid Cumulative Return, if any.
                          (iii) Third,  Profit not allocated pursuant to Section
                      4.1A (i) and Section 4.1A (ii) shall be allocated to the General Partner until the Capital Account of the General Partner is equal to its Adjusted Capital Balance.

                            (iv)  Fourth,   any   remaining   Profit  shall  be
                        allocated 90% to the Investors (including the MNC Special Limited Partner), 5% to the MNC Special Limited Partner, 1% to the General Partner and 4% to the ABR Special Limited Partner. B. Loss (including any Loss from any deemed Sale pursuant to Section 4.5) shall be allocated in the following order of priority:
                             (i) First,  Loss shall be allocated to the Partners
                        and Investors in proportion to, and to the extent of, any Profit allocated to the Partners and Investors pursuant to Section 4.1A(ii), 4.1A(iii) and 4.lA(iv) for all prior fiscal years, in reverse order and priority to the order and priority specified under Section 4.1A(ii), 4.lA(iii) and 4.1A(iv), to offset such prior allocations of Profit. To the extent that any allocations of Profit are offset pursuant to this Section 4.1B(i), such allocations of Profit shall be disregarded for purposes of computing subsequent allocations pursuant to this
                        Section 4.1.
                            (ii)  Second,  any Loss not  allocated  pursuant  to
                        Section  4.1B(i)  shall  be  allocated  99% to  the  MNC
                        Special Limited Partner and 1% to the General Partner until the aggregate Loss allocated to the MNC Special Limited Partner under this Section 4.1B(ii) for such fiscal year and all prior fiscal years is equal to the aggregate Capital Contributions of the MNC Special Limited Partner made pursuant to Section 3.3A (reduced by any prior or contemporaneous allocations of syndication expenses to the Special Limited Partner under Section 4.5L).
                             (iii) Third,  if one or more  Partners or Investors
                        has a positive Capital Account, any Loss not allocated pursuant to Sections 4.lB(i) and 4.lB(ii) shall be allocated to such Investors or Partners, in proportion to their positive Capital Accounts, until all such positive Capital Accounts have zero balances.
                             (iv) Fourth,  any remaining Loss shall be allocated
                        99% to the Investors and 1% to the General Partner.

                        C. For each fiscal year, all Profit and Loss from Operations allocated pursuant to Section 4.1 to the Investors shall be allocated among the Persons that are recognized as Investors during such year by determining the Profit and Loss from Operations attributable to each month during such year and by allocating the amount of such Profit and Loss from Operations among Persons who are recognized as Investors on the books of the Partnership on the first business day of such month. The Profit or Loss from Operations attributable to each month of the fiscal year shall be determined in the discretion of the General Partner either (i) by dividing the Profit or Loss from Operations for such year by the number of days in such year, and then multiplying such per diem amount by the number of days in each month or (ii) by an interim closing of the books of the Partnership on a monthly basis.
                        D. All Profit or Loss from a Sale (including all "recapture income" attributable to an installment Sale, as defined in Section 453(i) of the Code) allocated pursuant to
                    Section 4.1 hereof with respect to any Unit which is transferred during a taxable year of the Partnership shall be allocated to the Persons recognized (in accordance with
                    Section 7.4 hereof) as Investors as of the first business day of the month that includes the date on which the Sale occurs; provided, however, that all such Profit or Loss which is attributable to an installment or other deferred Sale (other than recapture income) shall be allocated to the Persons recognized as Investors as of the first business day of the month that includes the date on which the deferred Net Disposition Proceeds from such Sale are received by the Partnership, and the allocable cash basis items with respect thereto shall be allocated as required under Section 706(d) of the Code and the Income Tax Regulations thereunder.
                        E. Notwithstanding Sections 4.1C and 4.1D, the Partnership shall adopt the daily proration method of allocating Profit and Loss (whether from operations or from Sales) among persons who become Investors pursuant to a closing of the sale of the Units on or before the Termination Date of the Offering. Accordingly, each Investor shall begin to be allocated Profit, and Loss on the date he is recognized on the books of the Partnership.

                   Section 4.2 Distribution of Net Disposition Proceeds
                        A. Upon a Sale that does not constitute a Sale of all or
                   substantially all of the Equipment, Net Disposition Proceeds which are not reinvested in Additional Equipment pursuant to
                   Section 5.2B shall be distributed, credited and applied in the following order of priority:
                             (i) First, 99% to the Investors and 1% to the General Partner until each Investor has received an amount equal to his unpaid Cumulative Return, if any, and then his Adjusted Capital Balance.
                             (ii) Second, to the General Partner, an amount
                    equal to its Adjusted Capital Balance.
                             (iii) Third, any Net Disposition Proceeds remaining
                     after payment of the Subordinated
                        Disposition Fee shall be distributed 90% to the Investors (including the MNC Special Limited Partner), 5% to the MNC Special Limited Partner, 1% to the General Partner and 4% to the ABR Special Limited Partner. B. Upon the Sale of all or substantially all of the Equipment, Net Disposition Proceeds shall be allocated to the Partners and Investors, in proportion to their positive Capital Accounts, after the allocation of Profit and Loss pursuant to Sections 4.1A and 4.1B, until all such Capital Accounts have been reduced to zero.
                        C.  All  Net  Disposition  Proceeds  distributable  with
                   respect to any Unit which is transferred during a taxable year of the Partnership shall be distributed to the Persons recognized (in accordance with Section 7.4 hereof) as Investors as of the first business day of the month that includes the date on which the Sale occurs; provided, however, that all Net Disposition Proceeds received by the Partnership as a result of an installment or other deferred Sale shall be distributed to the Persons recognized (in accordance with Section 7.4 hereof) as Investors as of the first business day of the month that includes the date on which the deferred Net Disposition Proceeds are received by the Partnership.

                   Section 4.3 Distribution of Distributable Cash
                        A. Distributable Cash, if any, for each year, or portion
                   thereof, which is not reinvested in Additional Equipment pursuant to Section 5.2B shall be distributed, credited and applied in the following order of priority:
                        (i) First,  98% to the  Investors  and 2% to the General
                   Partner until each Investor has received an amount equal to his unpaid Cumulative Return, if any, and then his Adjusted Capital Balance.
                        (ii) Second, to the General Partner, an amount equal to
                     its Adjusted Capital Balance.
                       (iii) Third, any Distributable Cash remaining after
                    payment of the Subordinated Disposition Fee
                   shall be distributed 90% to the Investors (including the MNC Special Limited Partner), 5% to the MNC Special Limited Partner, 1% to the General Partner and 4% to the ABR Special Limited Partner.

                   To the extent practicable, the General Partner will endeavor to make distributions of Distributable Cash on a quarterly basis.
                        B. All Distributable Cash distributable to the Investors
                   pursuant to Section 4.3A, if any, attributable to each month of a fiscal quarter shall be distributed among the Persons recognized as Investors on the books of the Partnership on the first business day of such month during the fiscal quarter. The Distributable Cash attributable to each month of the fiscal quarter shall be determined in the discretion of the General Partner either (i) by dividing the amount of Distributable Cash for such quarter by the number of days in the quarter, and then multiplying such per diem amount by the number of days in each month or (ii) by an interim closing of the books of the Partnership on a monthly basis.
                        C. Notwithstanding Section 4.3B, Distributable Cash distributable to the Investors pursuant to Section 4.3A for any fiscal quarter before the Termination Date of the Offering shall be distributed among the Persons who become Investors during such quarter pursuant to a closing of the sale of

                    Units on or before the Termination Date of the Offering in accordance with the number of days each Investor is recognized as such during the fiscal quarter. The Distributable Cash attributable to each day of the fiscal quarter shall be determined by dividing the amount of Distributable Cash for such quarter by the number of days in such quarter.
                        D. Notwithstanding the provisions of Section 4.3A, the General Partner is hereby authorized to make distributions of Distributable Cash to some or all of the Investors after the Termination Date of the Offering in order to equalize the Cumulative Return outstanding on all Units.

                    Section 4.4 Liquidation or Dissolution
                        A. If the  Partnership  is liquidated or dissolved,  the
                    net proceeds from such liquidation, as provided in Article VIII, shall be distributed first to creditors, including Partners who are creditors, to the extent otherwise permitted by law (whether by payment or by establishment of reserves), other than liabilities for distributions to Partners and Investors, and any remaining net proceeds shall be distributed in proportion to the Capital Accounts of the Partners and Investors, determined after the allocations in Sections 4.lA, 4.lB and 4.5.
                        B. All  distributions  under this  Section  4.4 shall be
                    made by the end of the taxable year of liquidation of the Partnership or, within ninety (90) days of the date of liquidation, whichever is later.

                    Section 4.5 General and Special Rules
                        A. The timing and amount of all  distributions  shall be
                    determined by the General Partner. Notwithstanding any other provision of this Agreement, the General Partner shall have authority to make the following distributions to certain of the Investors: First, if the Partnership has realized a savings on Selling Commissions payable by the Partnership with respect to the purchase of Units by an Investor (as more fully set forth in the Prospectus), the General Partner shall make a distribution to such Investor equal to the amount of such savings realized by the Partnership. Second, if any interest is earned on an Investor's Capital Contribution while it is held in escrow pending recognition as an Investor under Article VII, such interest shall be paid by the Partnership to such Investor and Profit attributable to such interest shall be allocated in the same manner.
                        B.  Subject to all of the special  rules of this Section
                    4.5, if any property or assets of the Partnership are distributed to the Partners in kind, such property or assets first shall be valued on the basis of the fair market value thereof to determine the Profit or Loss that would have resulted if such property or assets had been sold, and then such Profit or Loss shall be allocated as provided in
                    Section 4.1A and Section 4.1B, and shall be properly credited or charged to the Capital Accounts in accordance with Income Tax Reg. ss.1.704-1(b)(2)(iv)(e) or any successor provision thereto. Any Partner entitled to any interest in such property or assets shall receive such interest as a tenant-in-common with all other Partners so entitled. The fair market value of such property or assets shall be determined by an independent appraiser who shall be selected by the General Partner. This Section 4.5B governs income tax consequences only and shall not be read or construed as authorizing the distribution in kind of property or assets of the Partnership.
                        C. Notwithstanding  Section 4.1 hereof, if an allocation
                    of Loss (or item thereof) to an Investor or a Partner would cause or increase a deficit balance in his or its Capital Account in excess of: (i) in the case of an Investor or a Partner other than the MNC Special Limited Partner and the General Partner, his proportionate share of Minimum Gain (as defined in Income Tax Regulation ss.1.704- 1T(b)(4)(iv)(f) and (h)(5)), (ii) in the case of the MNC Special Limited Partner, the sum of the amount it is obligated to restore to the Partnership pursuant to Section 3.3B hereof and its proportionate share of Minimum Gain (as defined in Income Tax Regulation ss.1.704-lT(b)(4)(iv)(f) and (h)(5)) or (iii) in the case of the General Partner, the sum of the amount which it is obligated to restore to the Partnership pursuant to Section 3.1 hereof and its proportionate share of Minimum Gain (as defined in Income Tax Regulation ss.1.704-lT(b)(4)(iv)(f) and (h)(5)) (in each case, such excess being referred to hereafter as the "Excess Deficit Balance"), then the allocation shall not be made to such Investor or Partner. Instead, such Loss (or deduction or item thereof) shall be allocated first to the Partners and Investors having positive Capital Accounts, in proportion to such positive Capital Accounts until all such positive Capital Accounts have been reduced to zero, and any additional Loss (or deduction or item thereof) shall be allocated to the General Partner. For purposes of making the determination set forth above, each Investor's and each Partner's Capital Account balance shall be reduced by reasonably expected allocations or adjustments of loss (or item thereof) including Loss from a Sale under Income Tax Regulation ss.ss.1.704-1(b)(2)(ii)(d)(4) and (5), and by reasonably expected distributions to the extent not offset by reasonably expected Capital Account increases ("Account Reduction Items"). For purposes of calculating reasonably expected Capital Account increases, the value of the Partner- ship's assets shall be presumed to be equal to their adjusted basis for federal income tax purposes.
                      D. Notwithstanding  Section 4.1 hereof, in accordance with
                 Income Tax Regulation ss.ss.1.704- l(b)(2)(ii)(d), 1.704-IT(b)(4)(iv)(e)(2) and 1.7041T(b)(4)(iv)(h)(4), (i) if,
                 in any fiscal year of the Partnership, an Account Reduction Item unexpectedly causes or increases an Investor's or a Partner's Excess Deficit Balance, or (ii) if there is a net decrease in Partnership Minimum Gain, including Minimum Gain attributable to Partner Nonrecourse Debt as defined in Income Tax Regulation ss.1.704-IT(b)(4)(iv)(h), during a taxable year, then each Investor or Partner with an Excess Deficit Balance or a share of Minimum Gain, shall be specially allocated, in order to eliminate such Excess Deficit Balance or reflect his share of the reduction in Minimum Gain, Profit and, to the extent necessary, gross income (as defined in Section 61 of the Code) in an amount and manner required by Income Tax Regulation ss.ss.1.7041(b)(2)(ii)(d) and 1.704-IT(b)(4)(iv)(e)(2) and
                 (h)(4). All nonrecourse deductions attributable to Partner Nonrecourse debt (determined in accordance with Income Tax Regulations ss.1.704-IT(b)(4)(iv)(h)(3)) shall be allocated to the Partner that bears the economic risk of loss for such debt (within the meaning of Income Tax Regulations ss.1.704-IT(b)(4)(iv)(k)(1)). Any remaining Profit or Loss, after adjustment has been made for allocation of income or gain pursuant to this Section 4.5D, shall be allocated in accordance with Section 4.1 hereof. The General Partner shall be authorized to interpret and apply this Section 4.5D so as to satisfy the requirements of Income Tax Regulation ss.ss.1.704-1(b)(2)(ii)(d), 1.704 IT(b)(4)(iv)(e) and
                 1.704-IT(b)(4)(iv)(h) and any successor provisions.
                      E. Any special allocations of Profit, Loss or gross income under Section 4.5D shall be taken into account in computing subsequent allocations of Profit or Loss, so that to the extent possible, the aggregate amounts of Profit or Loss allocated to each Partner or Investor will be equal to the aggregate amounts that would have been allocated to them in the absence of the unexpected Account Reduction Items or nonrecourse deductions attributable to Partner Nonrecourse Debt.
                      F. Notwithstanding anything to the contrary that may be
               expressed or implied in this Agreement, if at any time the allocation provisions of this Article IV do not result in the allocation to the General Partner of at least 1% of the Profit or Loss being allocated, the General Partner shall be allocated 1% thereof.
                      G. It is the  intent  of the  General  Partner  that  each
                 Investor's and Partner's distributive share of Profit and Loss shall be determined and allocated in accordance with this
                 Article IV to the fullest extent permitted by Sections 704(b) and 706 of the Code. Therefore, if the Partnership is advised by the Accountants or the Partnership's legal counsel, that the allocations provided in Article IV of this Agreement are unlikely to be respected for federal income tax purposes, the General Partner has been granted the power in Section 12.11B hereof to amend the allocation provisions of this Agreement, on advice of the Accountants or the Partnership's legal counsel, to the minimum extent necessary to conform to Sections 704(b) and 706 of the Code the plan of allocations and distributions of Profit and Loss, Distributable Cash and Net Disposition Proceeds provided in this Agreement.
                      H. Notwithstanding any other provision of this Agreement the General Partner may, after giving ninety (90) days' prior Notification to the Investors, (i) adopt any other method for determining, in the event of transfers of Units, the Investors entitled to distributions of Distributable Cash or Net Disposition Proceeds that the General Partner, subject to the review and approval of the Account ants, determines is reasonable, and (ii) allocate Profit or Loss among the Investors during the taxable year in any other manner that the General Partner, determines satisfies the requirements of
                 Section 706 of the Code, but only to the extent such allocation of Profit and Loss incorporates the minimum changes required to comply with such section and is supported by an opinion of counsel to the Partnership.
                       I. Allocations and  distributions to Investors as a class
                  shall be made to each Investor entitled to such allocation or distribution based upon the ratio of the number of Units owned by each such Investor to the number of Units owned by all Investors entitled to such allocation or distribution.
                       J. If a  deduction  for any fee paid in  accordance  with
                  this Agreement is denied by the Internal Revenue Service on the basis that such fee was a distribution to a Partner by the Partnership, the Partner who received such fee shall be specially allocated an amount of gross income equal to the amount of the disallowed deduction.
                       K. For purposes of  determining  the relative  amounts of
                  Distributable Cash and Net Disposition Proceeds to be distributed to the Investors and Partners under Sections 4.2 and 4.3 and the amounts to be reinvested in Additional Equipment under Section 5.2B, all distributions to Investors during any fiscal year shall be deemed made first from Distributable Cash and then from Net Disposition Proceeds. Any Distributable Cash of Net Disposition Proceeds remaining after such distributions shall be deemed reinvested in Additional Equipment.
                       L. Syndication expenses of the Partnership (as defined in
                  Treasury Regulations Section 1.709- 2(b)) shall be specially allocated among the Investors (i) in an amount equal to that actually charged with respect to each Investor's Units and
                  (ii) with respect to syndication expenses that are not specifically charged with respect to Units, in proportion to the respective number of Units owned each Investor.
                       M. Capital gains and losses  realized by the  Partnership
                  in any fiscal year shall be allocated among the Investors and Partners in the same proportion that Profit or Loss is allocated to such Persons under Sections 4.1A, 4.1B and the other provisions of this Section 4.5. Allocations of tax credits, tax credit recapture, and any items related thereto shall be allocated to the Investors and Partners according to their interests in such items as determined by the General Partner taking into account the principles of Treas. Reg. ss.1.704-1(b)(4)(ii).

                                                  ARTICLE V
                               RIGHTS, POWERS AND DUTIES OF THE GENERAL PARTNER

                  Section 5.1 Management and Control of the Partnership; Tax
                    Matters Partner
                      A. Subject to the Majority Vote of the Investors when required by this Agreement, the General Partner shall have the exclusive right to manage and control the business of the Partnership.
                       B. No Limited  Partner or  Investor  (except  one who may
                  also be a General Partner, and then only in his capacity as General Partner) shall have the right to participate in the control of the business of the Partnership, or have any authority or right to act for or bind the Partnership.
                       C. The General  Partner is hereby  designated to serve as
                  the Partnership's Tax Matters Partner and shall have all of the powers and responsibilities of such position as provided in Sections 6221 et seq. of the Code. All third party costs and expenses incurred by the General Partner in performing its duties as Tax Matters Partner shall be borne by the Partnership, as shall all expenses incurred by the Partnership and/or the Tax Matters Partner in connection with any tax audit or tax-related administrative or judicial proceeding. Each Partner and Investor shall be responsible for all costs incurred by such Partner or Investor with respect to any tax audit or tax-related administrative or judicial proceeding in connection with such Partner's or Investor's tax returns and all costs incurred by any such Partner or Investor who participates in any tax audit or tax-related administrative or judicial proceeding of or against the Partnership or any Partner. Each Partner and Investor hereby (i) expressly authorizes the Tax Matters Partner to enter into any settlement with the Internal Revenue Service with respect to any tax matter, tax item, tax issue, tax audit, or judicial proceeding, which settlement shall be binding on all Partners and Investors; (ii) waives the right to participate in any administrative or judicial proceeding in which the tax treatment of any Partnership item is to be determined; and (iii) agrees to execute such consents, waivers or other documents as the Tax Matters Partner may determine are necessary to accomplish the provisions of this Section 5.1C. The Tax Matters Partner shall have no liability to any Partner or Investor or the Partnership, and shall be indemnified by the Partnership to the full extent provided by law, for any act or omission performed or omitted by it within the scope of the authority conferred on it by this Agreement, except for acts of negligence or for damages arising from any misrepresentation or breach of any other agreement with the Partnership. The liability and indemnification of the Tax Matters Partner shall be determined in the same manner as is provided in Sections 5.9 and 5.10 hereof.

                  Section 5.2 Authority of the General Partner
                      A. Except to the extent otherwise provided herein, including, without limitation, Sections 5.3A, 5.4 and 5.5, the General Partner for, and in the name of and on behalf of, the Partnership is hereby authorized and empowered:
                           (i) to enter into any kind of activity and to perform
                      and carry out contracts of any kind necessary to, or in connection with, or incidental to the accomplishment of the purposes of the Partnership, so long as said activities and contracts may be lawfully carried on or performed by a limited partnership under applicable laws and regulations;
                           (ii) to engage  Persons,  including  the  Sponsors as
                      provided in Article IX, to provide services or goods to the Partnership, upon such terms as the General Partner deems fair and reasonable and in the best interest of the Partnership, provided, however, that, as to services or goods provided by a Sponsor (except for those services for which compensation is specifically authorized in Sections
                      9.1 and 9.2 of this Agreement), (a) the compensation for such services or goods must be comparable and competitive with the price that would be charged by non-affiliated persons or entities rendering similar types and quality of services in the same or comparable geographic locations;
                      (b) the compensation and other terms of such contracts shall be fully disclosed to the Investors in the reports of the Partnership; (c) the Sponsor must have been previously engaged in the business of providing such services or goods, independent of the Partnership and as an ongoing business; and (d) all such transactions shall be embodied in a written contract that describes the services or goods to be provided and the compensation to be paid, which contract may only be modified by the Majority Vote of the Investors, and which contract shall permit termination without penalty on sixty (60) days notice;
                           (iii) to operate the business of the  Partnership  in
                      accordance with the Partnership's objectives and policies set forth in the Prospectus and to acquire, hold, lease, sell, trade, exchange or otherwise dispose of all or any portion of the Partnership's Equipment, the leases related thereto and other Partnership property, including but not limited to Warrants and Warrant Stock;
                           (iv) to maintain and operate the Equipment so as to
                     comply with the provisions of any lease
                      of, or any indebtedness secured by, the Equipment;
                           (v) to cause the  Partnership  to reinvest all or any
                      portion of the Partnership's Distributable Cash and Net Disposition Proceeds in Additional Equipment, subject to the conditions of Section 5.2B;
                           (vi) subject to the provisions of Section  5.4A(xvi),
                      to borrow money from banks or others (including, to the extent permitted by this Agreement, a Sponsor or any Affiliates thereof) for any Partnership purpose and, as security therefor, to encumber the Equipment and the leases related thereto or other Partnership property or place title in the name of a nominee for the purpose of obtaining such financing;
                           (vii)  to  repay  in  whole  or in  part,  refinance,
                      increase, modify or extend any obligation affecting the Partnership's Equipment, the leases related thereto or other Partnership property;
                           (viii) to engage a sales agent  (including a Sponsor)
                      to sell any Partnership Equipment or assets or portions thereof upon such terms and conditions as are deemed fair and reasonable by the General Partner and to be in the best interest of the Partnership, and to pay reasonable compensation for such services; provided, however, that the total sales commission paid to all persons for the Sale of any Partnership Equipment or assets, shall not exceed the Competitive Equipment Sales Commission for like equipment and, in addition, if a Sponsor provides substantial services in such regard, to pay the Sponsor up to the lesser of (a) one-half of the Competitive Equipment Sales Commission or (b) 3% of the contract sales price for the Equipment received by the Partnership, provided, however, that the payment of such sales commission to the Sponsor shall be subordinated to distributions of Distributable Cash and Net Disposition Proceeds to the Investors and Partners until Payout occurs;
                             (ix) to recognize transferees of Units as Investors
                        and to admit Substitute Limited Partners in accordance with the terms described in the Prospectus and Article VII of this Agreement;
                             (x) to invest Working Capital Reserves and, pending
                        the investment of the Partnership's assets in Equipment, to invest the Partnership's assets (excluding Working Capital Reserves), in interest-bearing accounts and short-term investments, including obligations of federal, state and local governments and their agencies, regulated investment companies, commercial paper and certificates of deposit of federally-insured commercial banks, savings banks or savings and loan associations; provided, however, that such investments are short-term, highly-liquid and provide appropriate safety of principal;
                             (xi) to  purchase  casualty,  liability  and  other
                        insurance to protect the Partnership's Equipment and its business and to cause the Partnership to enter into insurance or reinsurance arrangements with other Persons, including an Affiliate of a Sponsor, to provide such insurance; provided, however, that the premiums for any insurance obtained through an Affiliate of a Sponsor or pursuant to an insurance or reinsurance arrangement with an Affiliate of a Sponsor shall not exceed the lowest quote obtained from two unaffiliated insurance carriers;
                             (xii) to exercise any and all Warrants and to
                        convert or exchange any convertible or
                        exchangeable Warrants or Warrant Stock;
                             (xiii) to  exercise  any and all  rights to vote or
                        give any consent or approval with respect to any Warrants or Warrant or Stock, including, without limitation, any vote, consent or approval with respect to the election of directors, any merger, consolidation, reorganization, recapitalization, sale of assets, liquidation or dissolution of any issuer of any Warrants or Warrant Stock or the amendment, alteration or modification of the terms thereof;
                             (xiv)  to  demand  or   request   registration   or
                        qualification for sale of Warrants or Warrant Stock under any applicable Federal or state securities laws and to execute in the name and on behalf of the Partnership any registration or qualification statement or application and any underwriting or similar agreement with respect thereto;
                             (xv) to purchase and cancel or otherwise  retire or
                        dispose of the Partnership Interests or Units of any Partner or Investor according to the provisions of this Agreement;
                             (xvi)  to  execute  and   deliver   all   documents
                        necessary or appropriate (a) for the sale of Units, including the Prospectus and filings under the Securities Act of 1933 and any other federal and state laws relating to the sale of securities and (b) to file state and local tax returns at the Partnership level on behalf of the Investors and Partners;
                             (xvii)  to  require  Investors  to  become  Limited
                        Partners (in which case the General Partner shall have the power to amend this Agreement without the Majority Vote of the Investors) and to take such other action with respect to the manner in which Units are being or may be transferred or traded as may be necessary or appropriate to preserve the tax status of the Partnership as a partnership for federal income tax purposes and the tax treatment of the Investors as Partners (but such action shall be taken only to the minimum extent required by an opinion of Counsel and only with the Majority Vote of Investors if the changes would adversely affect the Investors);
                             (xviii) to take such steps (including  amendment of
                        this Agreement) as the General Partner determines is advisable or necessary and will not result in any material adverse effect on the economic position of a majority in interest of the Investors with respect to the Partnership in order to preserve the tax status of the Partnership as a partnership for federal income tax purposes and the tax treatment of the Investors as Partners, including, without limitation, removing the Units from public trading markets and imposing restrictions on transfers of Units or Interests (provided such restrictions on transfers do not cause the Partnership's assets to be deemed "plan assets" within the meaning of ERISA) (but such action shall be taken only to the minimum extent required by an opinion of Counsel and only with the Majority Vote of Investors if the changes would adversely affect the Investors);
                           (xix)  to cause  the  Partnership  to enter  into the
                       Management Agreement with the Manager upon such terms and conditions as are deemed fair and reasonable by the General Partner and to be in the best interest of the Partnership, and to pay reasonable compensation for such services; provided, however, that if the Manager is a Sponsor, (a) fees for equipment management shall not exceed five percent (5%) of the Partnership's gross rentals (other than rentals consisting of amounts in respect of taxes and other costs paid or payable by the lessor for which the lessee is obligated to reimburse the lessor under such lease) under Operating Leases covering such Equipment, and two percent (2%) of the Partnership's gross rentals (other than rentals consisting of amounts in respect of taxes and other costs paid or payable by the lessor for which the lessee is obligated to reimburse the lessor under such lease) under Full Payout Leases (which contain Net Lease Provisions) covering such Equipment, in each case to the extent received by the Partnership during the immediately preceding calendar month and (b) fees for re-leasing services shall be limited to two percent (2%) of the Partnership's gross rentals (other than rentals consisting of amounts in respect of taxes and other costs paid or payable by the lessor for which the lessee is obligated to reimburse the lessor under the lease) from re-leased Equipment to the extent received by the Partnership during the immediately preceding calendar month, and (I) shall be payable only to the extent that the amount of the re-leasing fee does not exceed the competitive rate for comparable services for similar equipment and (II) the re-leasing fee shall not be paid if the Equipment is re-leased to a previous lessee or an Affiliate of such lessee, or the Manager has not rendered substantial re-leasing services in connection with such re-lease;
                           (xx) to pay or reimburse any reasonable out-of-pocket
                       expenses incurred by any Affiliate of the General Partner in connection with any report pursuant to Section 10.3, provided that no fee shall be paid to any Affiliate in connection with any such report;
                           (xxi) upon the Majority  Vote of the Investors to the
                       matters set forth in Sections 5.4A(xvii), 5.4A(xviii) or 5.4A(xix), to take any actions which they deem appropriate to the extent authorized by the Investors to facilitate the purposes described in such sections, including, without limitation, amendments to this Agreement to change the dates upon which transfers of Units will be recognized, and the General Partner shall give prior written notice to the Investors of any such amendment; and
                           (xxii)  to take  such  steps as the  General  Partner
                       determines are advisable or necessary and will not result in any material adverse effect on the economic position of a majority in interest of the Investors with respect to the Partnership to restructure the Partnership and its activities to obtain a prohibited transaction exemption from the Department of Labor or to comply with any exemption in final plan asset regulations adopted by the Department of Labor, including, but not limited to, establishing a fixed percentage of Units permitted to be held by qualified plans or other tax-exempt investors or discontinuing sales to such entities after a given date, in the event that either the assets of the Partnership constitute "plan assets" for purposes of ERISA or the transactions contemplated hereunder constitute prohibited transactions under ERISA or the Code. B. The General Partner may reinvest in Additional Equipment, as more fully described in the
                  Prospectus, all Distributable Cash and Net Disposition Proceeds in excess of the amount of such funds projected by the General Partner to be necessary to distribute to the Investors an amount equal to the federal and state income tax liability of the Investors resulting from any Sale of Equipment as estimated by the General Partner, after taking into account the Profit or Loss otherwise derived from the Partnership during the taxable year in which the Sale occurs.

                  C. Any person dealing with the Partnership or the General
                    Partner may rely upon a certificate signed by the General Partner, as to:
                (i) the identity of the General Partner or any Limited Partner;
                              (ii) the existence or non-existence of any fact or
                         facts that constitute conditions precedent to acts by the General Partner or in any other manner are germane to the affairs of the Partnership;
                              (iii) the Persons who are authorized to execute
                         and deliver any instrument or document of the Partnership; or
                           (iv) any act or failure to act by the Partnership
                         or as to any other matter whatsoever
                         involving the Partnership or any Partner.

                    Section 5.3 Authority of Investors
                         A. By the Majority Vote of the Investors, the
                    Investors, without the consent of the General Partner, may:
                              (i)  amend  this  Agreement;  provided  that  such
                         amendment  (a)  shall  not  in  any  manner  allow  the
                         Investors to take part in the control of the Partnership's business in a manner which would subject them to liability as general partners under the Act or any other applicable law, and
                        (b)  shall  not,  without  the  consent  of the  General
                         Partner, modify the compensation, allocations or distributions to which the General Partner or any of its Affiliates are entitled or affect the duties, rights or powers of the General Partner or the indemnification to which the General Partner and its Affiliates and their officers, directors and employees are entitled;
                              (ii) dissolve or terminate the  Partnership  prior
                              to the  expiration  of its term;  (iii) remove the
                              General  Partner  and,  pursuant  to Section  6.2,
                              elect a new General Partner,
                         provided that, any portion of any fee payable to the General Partner under this Agreement which is then accrued and due, but not yet paid, shall be paid to the General Partner in cash within 30 days of the date of its removal;
                              (iv) approve or disapprove of the Sale of all or
                         substantially all of the Equipment; or
                            (v) approve or disapprove of a material change in
                              the Partnership's investment policies
                         objectives as described in the Prospectus.
                         B. Any action  taken  pursuant  to Section  5.3A hereof
                    shall be void ab initio, if prior to or within fifteen (15) days after such vote either (i) the Partnership shall have received an opinion of counsel, which counsel is approved by the Majority Vote of the Investors, that such action may not be effected without subjecting the Investors to liability as general partners under the Act or under the laws of such other jurisdiction in which the Partnership owns properties or is doing business, or (ii) a court of competent jurisdiction shall have entered a final judgment to the foregoing effect. For purposes of this paragraph, counsel will be deemed approved by the Majority Vote of the
                    Investors if proposed by the General Partner and affirmatively approved in writing within forty-five (45) days; provided, that if the holders of 10% or more of the outstanding Units proposed counsel for this purpose, such proposed counsel, and not counsel proposed by the General
                    Partner shall be submitted for such approval by the Investors. The existence of such an opinion of counsel or court judgment with respect to a particular contemplated Partnership action shall not affect the rights of the Investors to vote on other future actions or the existence of such rights. If the opinion of counsel or court judgment referred to above has not been obtained the vote shall proceed as scheduled and it shall not be delayed or postponed for any reason except as otherwise permitted by the Act.

                    Section 5.4 Restrictions on Authority
                         A. The General Partner and its Affiliates shall have no
                    authority to perform any act in violation of any applicable laws or regulations thereunder, nor shall the General Partner as such have any authority:

                             (i) to purchase or acquire  property  other than as
                             described  in  the   Prospectus;   (ii)  except  as
                             permitted in this Agreement, to do any act required
                             to be approved by the
                        investors under the Act;
                             (iii)   except  for   reinvestments   in  Equipment
                        pursuant to Section 5.2B and investments in short-term securities pursuant to Section 10.2B, to reinvest any Distributable Cash or Net Disposition Proceeds;
                             (iv) except with respect to the Interim Investments
                        and  Warrants  and  Warrant  Stock,   to  invest  in  or
                        underwrite securities of any type or kind for any purpose, or make investments other than in Equipment and property related and incidental thereto;
                             (v) to possess  the  Partnership's  Equipment,  the
                        leases related thereto or other Partnership property or assign the rights of the Partnership in specific Equipment, the leases related thereto or other property for other than a Partnership purpose;
                              (vi) to sell all or substantially all of the assets of the Partnership without the prior Majority Vote of the Investors as provided in this Agreement, except in the ordinary course of business of the Partnership or in the orderly winding up of the
                         business of the Partnership in contemplation of its liquidation;
                    (vii) do any act in contravention of this Agreement;
                             (viii) to do any act that would make it impossible
                          to carry on the ordinary business of the Partnership;
                             (ix) to confess a judgment against the Partnership
                     in connection with any pending or threatened litigation;
                           (x) to offer Interests or Units in exchange for
                                   Equipment;
                             (xi) to possess any property, or assign the
                    Partnership's rights in same, for other than the
                        exclusive use of the Partnership;
                       (xii) to operate in such a manner as to be classified
                  as an "investment company" under the meaning of the Investment
                     Company Act of 1940;
                             (xiii)  except as  otherwise  provided  in  Section
                        5.5C, to purchase or lease Equipment from the Partnership or sell or lease Equipment to the Partnership or cause one of its Affiliates to purchase or lease Equipment from the Partnership or sell or lease Equipment to the Partnership;
                             (xiv)  to  admit a  Person  as a  General  Partner,
                             except as provided in this Agreement; (xv) to admit
                             a Person as an Investor or Limited Partner,  except
                             as provided in this
                        Agreement;
                             (xvi)  to   create  or  suffer  to  exist  a  total
                        indebtedness incurred by the Partnership in excess of 50% of the cost of all of the Equipment of the Partnership; provided, however, that the General Partner shall have the authority to incur indebtedness with respect to specific items of Equipment up to but not in excess of 75% of the purchase price of such items of Equipment;
                             (xvii)  without the Majority Vote of the Investors,
                        to cause or facilitate the merger or consolidation of the Partnership with other partnerships, including, but not limited to, mergers or consolidations in which the Investors receive in exchange for their Units interests in the surviving entity, with the objective of listing the interests of the surviving entity on a national or regional securities exchange or NASDAQ;
                             (xviii)  subject  to  Section  7.2A,   without  the
                        Majority Vote of the Investors, to list the Units on a securities exchange or enable the Units to be traded in the over-the-counter market, or otherwise facilitate the establishment of a market for the trading of Units, or (except as set forth in Section 5.2A(xviii)) to withdraw the Units from such listing;

                            (xix) without the Majority Vote of the Investors, to
                     materially change the Partnership's investment policies and objectives as described in the Prospectus;
                            (xx) to  provide  or permit a Sponsor  or any of its
                       Affiliates to provide permanent financing to the Partnership, which for purposes of this Agreement means any financing with a term in excess of 12 months; provided, however, that this provision shall not be construed  to  limit  the  ability  of a  Sponsor  or  an
                       Affiliate thereof to provide other financing to the Partnership if the interest or other financing charges and fees do not exceed the amounts which would be charged by unrelated lending institutions for comparable loans for the same purposes;
                            (xxi) to make  distributions  to  Investors  in kind
                       except upon dissolution and liquidation, and then only to a liquidating trust which has been established for the purpose of the liquidation of the assets of the Partnership; or
                            (xxii) to deposit the funds of the Partnership in a
                         financial institution affiliated with the General Partner or to deposit funds of the Partnership in a
                              "compensating balance" or similar arrangement for
                     the benefit of any entity other than the Partnership.
                       B. The General  Partner  shall not take any action which,
                    for federal tax purposes, shall cause the Partnership to terminate or to be treated as an association taxable as a corporation.
                   C. Investments in limited partnership interests of another limited partnership shall be prohibited;  however,  nothing herein shall preclude the investment in general  partnerships
                    or  ventures  which  own  and  operate  specific   equipment
                    provided the Partnership acquires a controlling interest
                      in such other  ventures  or general  partnerships  and the non-controlling interest is owned by a non-affiliate. In such event, duplicate fees shall not be permitted. In no event will the Partnership invest more than 10% of the Gross Proceeds of the Offering in joint ventures with either affiliated or unaffiliated third parties.

                   Section 5.5 Authority of Partners and Affiliated Persons to
                    Deal with Partnership
                     A. The General Partner may, for, in the name of, and on
                    behalf of, the Partnership, acquire property  from,  borrow money from,  enter into  agreements, contracts or the like
                     (in addition to those set forth herein)
                   with, or reimburse for reasonable out-of-pocket expenses incurred in connection with the preparation of reports by, any Sponsor in an independent capacity, as distinguished from such capacity (if any) as a Sponsor, as if such Sponsor were an independent contractor; provided, however, that any such agreement shall be subject to the conditions set forth in
                   Section 5.2A(ii) herein.
                       B. Neither the General Partner nor any Affiliates thereof
                     shall have the authority:
                         (i) to cause the Partnership to invest in any program,
                    partnership or other venture with a Sponsor or any Affiliates or any other partnership previously, currently or subsequently sponsored by a Sponsor or any Affiliates thereof, unless,
                                 (a) the Partnership and such other partnership
                          have substantially identical investment objectives;
                                 (b) there are no duplicate fees;
                                 (c) the Sponsor (or Affiliate) compensation is
                              substantially identical in the Partnership
                            and such other partnership;
                              (d) the Partnership has a right of first refusal
                         to buy if such other partnership desires to
                            sell equipment held in the joint venture;
                                 (e) the investment of the Partnership and such
                              other partnership in the joint venture is
                            on substantially the same terms and conditions;
                                 (f) the joint  venture  is done  either for the
                            purpose of effecting appropriate diversification for the Partnership or for the purpose of relieving the General Partner or an Affiliate from a commitment entered into for the purpose of facilitating the purchase of Equipment by the Partnership; and

                               (g) the Prospectus  discloses the potential risk
                            of impasse on joint venture decisions since neither partnership controls and the potential risk that while one partnership may buy the equipment from the other joint venturer in the event of a sale, it may not have the resources to do so;
                                (h) the investment,  when considered in addition
                            to any other joint venture investments made with either affiliated or unaffiliated third parties, does not cause the aggregate amount of such investments to exceed 10% of the Gross Proceeds of the Offering. (ii) to receive any compensation, fee or expense not otherwise permitted to be paid to it under the terms of this Agreement or the Prospectus;
                            (iii) to  commingle  the  Partnership's  funds  with
                       those of any other Person, except that funds of the Partnership may be temporarily retained by agents of the Partnership pursuant to contracts for the rendering of services to the Partnership by such agents or held in accounts established and maintained for the purpose of making the Interim Investments and/or computerized disbursements;
                            (iv) to cause the Partnership to lend money or other
                          assets to a Sponsor or any Affiliates thereof;
                            (v) to grant to a Sponsor or any Affiliates thereof
                         an exclusive listing for the Sale of any
                       assets of the Partnership;
                            (vi) to receive any rebate or give-up, or to
                         participate in any reciprocal business arrangement
                       with a Sponsor or any Affiliates thereof; or
                            (vii) to cause the Partnership to pay directly or
                         indirectly, a commission or fee (except as
                       provided under Sections 5.2A(viii) and 9.2A(v)) to a
                         Sponsor in connection with the reinvest-
                       ment or distribution of Distributable Cash or Net
                         Disposition Proceeds.
                       C. The Partnership may not purchase Equipment in which
                    the General Partner, the Manager or
                   any of their Affiliates either has or in the past has had an interest, except for Equipment acquired on an interim basis (generally not in excess of six (6) months but in no event more than one (1) year) by a Sponsor or any Affiliates thereof for the purpose of facilitating the acquisition by the Partnership of the Equipment or obtaining financing for the Partnership. The Partnership may acquire any such
                   Equipment  only  if  (i)  such  acquisition  is in  the  best interests of the Partnership, (ii) such Equipment is purchased by the Partnership for a price no greater than the cost of such Equipment to the Sponsor or Affiliate, which is interpreted to be the reasonable necessary and actual expenses incurred by the Sponsor or Affiliate in holding title on a temporary or interim basis, (iii) the interest terms of the loans secured by such Equipment at the time such Equipment is acquired by the Partnership are no less favorable than the interest terms of any loans secured by the Equipment at the time the Equipment was acquired by the Sponsor or Affiliate, and (iv) no other benefit arises out of such transaction to the Sponsor or Affiliate apart from compensation otherwise permitted by this Agreement. The Partnership shall neither lease Equipment from nor lease or sell Equipment to a Sponsor or any Affiliates thereof. There is no assurance that the Partnership will ultimately purchase the Specified Equipment.

                   Section 5.6 Duties and Obligations of the General Partner
                       A. The General  Partner shall take all action that may be
                   necessary or appropriate (i) for the continuation of the Partnership's existence as a limited partnership under the Act (and under the laws of each other jurisdiction in which such existence is necessary to protect the limited liability of the Investors and the Limited Partners or to enable the Partnership to conduct the business in which it is engaged), and (ii) for the acquisition, maintenance, preservation and operation of the Equipment in accordance with the Prospectus, the provisions of this Agreement and applicable laws and regulations. The General Partner shall devote to the Partnership such time as may be necessary for the proper performance of its duties hereunder, but neither the General Partner nor any of its Affiliates shall be expected to devote their full time to the performance of such duties. The General Partner or its Affiliates may act as general or managing partners for other partnerships engaged in businesses similar to that conducted by the Partnership. Nothing herein shall limit the General Partner or its Affiliates from engaging in any such business activities, or any other activities which may be competitive with the Partnership.
                         B. The General  Partner  shall at all times conduct its
                    affairs, the affairs of all its Affiliates and the affairs of the Partnership in such a manner that no Limited Partner or Investor (except a Limited Partner or Investor who is also a General Partner) will have any personal liability for Partnership debts except as otherwise set forth herein and in the Prospectus.
                         C. The  General  Partner  shall  prepare or cause to be
                    prepared, and shall file, on or before the due date (or any extension thereof), any federal, state or local tax returns required to be filed by the Partnership. The General Partner shall cause the Partnership to pay any taxes payable by the Partnership to the extent same are not payable by any other party.
                         D. The General  Partner shall be under a fiduciary duty
                    to conduct the affairs of the Partnership in the best interests of the Partnership, including the safekeeping and use of all Partnership funds and assets, whether or not in the General Partner's possession or control, and the use thereof for the benefit of the Partnership. The General Partner shall not enter into any contract or agreement relieving them of their common law fiduciary duty. The General Partner shall at all times act in good faith and exercise due diligence in all activities relating to the conduct of the business of the Partnership. The General Partner shall treat the Investors as a group and shall not favor the interests of any particular Investor.
                         E. Neither the General Partner nor any of its Affiliates shall be obligated to present any particular investment opportunity to the Partnership, even if such investment opportunity is of a character which, if presented to the Partnership, could be made by the Partnership, and each of them shall have the right to make for its own account (individually or in a fiduciary or representative capacity), or to recommend to others, any such particular investment opportunity.
                         F. The General  Partner shall cause the  Partnership to
                    commit a percentage of the Gross Proceeds of the Offering to Investment in Equipment which is at least equal to the greater of: (i) 80% of the Gross Proceeds of the Offering reduced by 0.0625% for each 1% of indebtedness encumbering Equipment; or (ii) 75% of the Gross Proceeds of the Offering. Any proceeds of the Offering which have not been invested or committed for investment in Equipment within two years of the effective date of the Prospectus will be returned to Investors but will be net of Selling Commissions, Due Diligence Expense Reimbursement Fees and Offering and Organization Expense Fees attributable thereto (subject at all times to the Investment in Equipment requirement set forth in the preceding sentence). For the purposes of the preceding sentence, funds will be deemed to have been committed to investment to the extent written agreements in principle or letters of understanding are executed and such investments are subsequently consummated.
                         G. The General  Partner shall cause the  Partnership to
                    establish and maintain adequate Working Capital Reserves for contingencies related to ownership of the Equipment and will fund Working Capital Reserves from the Gross Proceeds of the Offering in an amount equal to 1% of the Gross Proceeds of the Offering. Working Capital Reserves may be used whenever deemed appropriate by the General Partner to meet the cash obligations of the Partnership or to exercise Warrants. If in any fiscal quarter, the General Partner determines in its sole discretion that the Working Capital Reserves of the Partnership are in excess of the amount deemed sufficient in connection with the ownership of the Equipment and that such Working Capital Reserves may be reduced, the amount of such reduction may be distributed to the Partners and Investors as a portion of the Partnership's Distribut- able Cash. If in any fiscal quarter, the General Partner determines that the Working Capital Reserves are insufficient in connection with the Partnership's operations and that such Working Capital Reserves shall be increased, the amount of such increase shall reduce Distributable Cash.
                         H. Except for payment of the Selling Commissions and
                    the allowance of the Due Diligence Expense Reimbursement Fee, the General Partner shall not directly or indirectly pay or award any
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
                   commission or other compensation to any Person engaged by a potential Investor for investment advice as an inducement to such advisor to advise the purchase of Units.
                       I. The General Partner shall, except as otherwise provided in this Agreement or by the Act, have all the rights and powers and shall be subject to all the restrictions of a partner in a partnership without limited partners, including the fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in its immediate possession or control.

                   Section 5.7 Compensation of the General Partner
                       Except  as  expressly  provided  in  Articles  IV  and IX
                   herein, the General Partner shall receive no fees, salaries, profits, distributions, reimbursement or other compensation for serving as General Partner.

                   Section 5.8 Other Businesses of Partners
                       The Partnership,  any Partner, Investor, the Manager, any
                   shareholder, officer, director, partner or employee thereof, may engage in or possess an interest in any other business or venture of every nature and description and shall not have any rights or obligations, by virtue of this Agreement, in or to any independent ventures of any nature or description, or the income or profits derived therefrom, in which any of them may engage, including, without limitation, the ownership, operation and management of other equipment.

                   Section 5.9  Liability of General  Partner and  Affiliates to
                       Limited Partners or Investors The General Partner and its
                       Affiliates  performing  certain services on behalf of the
                       Partnership
                   shall not be liable, responsible, or accountable, in liabilities, damages or otherwise, to any Investor, Limited Partner or the Partnership for any loss, judgment, liability, expense or amount paid in settlement of any claims sustained which arise out of any act or omission performed or omitted by them within the scope of the authority conferred on them by this Agreement, provided that the General Partner determines, in good faith, that such act or omission was in the best interests of the Partnership, except for acts of negligence or misconduct or for damages arising from any misrepresentation or breach of an agreement with the Partnership. The Partnership shall not incur the cost of that portion of any liability insurance which insures the General Partner or its Affiliates performing certain services on behalf of the Partnership against any liability as to which the General Partner or its Affiliates may not be indemnified under Section 5.10 herein.

                   Section 5.10 Indemnification
                       A. The  General  Partner  and its  Affiliates  performing
                   certain services on behalf of the Partnership shall be indemnified to the full extent provided by law for any loss, judgment, liability, expense or amount paid in settlement of any claims sustained by them which arise out of any act or omission performed or omitted by any or all of them within the scope of the authority conferred on them by this
                   Agreement, if the General Partner determine, in good faith, that such act or omission was in the best interests of the Partnership and that such act or omission did not constitute negligence or misconduct or breach of any other agreement with the Partnership, provided that any indemnity under this Section shall be provided out of and to the extent of Partnership assets only, and no Investor or Limited Partner shall have any personal liability on Account thereof.
                       B. Notwithstanding Section 5.10A, the General Partner and
                   its Affiliates performing certain services on behalf of the Partnership and any Person acting as a Broker-Dealer shall not be indemnified by the Partnership for any liability, loss or damage incurred by any or all of them in connection with
                   (i) any claim or settlement arising under federal or state securities laws unless (a) there has been a successful adjudication on the merits of each count involving such securities laws violations as to the particular indemnities and the court approves indemnification of the litigation costs, (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnities and the court approves indemnification of the litigation costs, or (c) a court of competent jurisdiction approves a settlement of the claims and funds that indemnification of the settlement and related costs should be made, after being advised as to the current position of the Securities and Exchange Commission, the Massachusetts Securities Division, the California Commissioner of Corporations, the Pennsylvania Securities Commission, the Tennessee Securities Commission, the Missouri Securities Division (and such other state securities administrators as shall be required by such court), regarding indemnification for violations of securities law; or (ii) any liability imposed by law, including liability for negligence or misconduct.

                                                                  ARTICLE VI
                               TRANSFERABILITY OF A GENERAL PARTNER'S INTEREST
                   Section 6.1 Removal, Voluntary Retirement or Withdrawal of a
                    General Partner; Transfer of Interests
                        A. A General Partner may be removed in the manner
                    specified in Section 5.3A herein.
                        B. No General Partner may voluntarily withdraw or retire
                     from its position as a General Partner
                   of the Partnership unless another General Partner (including any Additional or Successor General Partner admitted pursuant to Section 6.2) remains, and unless (i) counsel for the Partnership is of the opinion that such voluntary retirement or withdrawal from the Partnership will not cause the
                   Partnership: (a) to be dissolved under the Act; (b) to be classified other than as a partnership for federal income tax purposes; or (c) to terminate for federal income tax purposes; and (ii) the approval of the remaining General Partners, if any, and the Majority Vote of the Investors to such voluntary retirement or withdrawal is obtained.
                        C. If a General Partner voluntarily retires or withdraws
                   from the Partnership in violation of this Section 6.1, it shall be and remain liable to the Partnership and the
                   Partners for damages resulting from its breach of this Agreement, and, without limitation of remedies, the Partnership may offset such damages against the amounts otherwise distributable to such General Partner.
                        D. No  General  Partner  shall  have the  right to sell,
                   exchange, or otherwise dispose of all or any portion of-its Interest unless the proposed assignee or transferee of all or a portion of the Interest of such General Partner is admitted as a Successor or Additional General Partner to the Partnership pursuant to the provisions of Section 6.2 prior to any such sale, exchange or other disposition.
                        E. The  voluntary  retirement or withdrawal of a General
                   Partner shall become effective only upon (i) receipt by the Partnership of the opinions of counsel referred to in Section 6.1(B)(i); (ii) receipt by the Partnership of the approval and consent referred to in Section 6.1B(ii); and (iii) the amendment of the Partnership's Certificate to reflect such withdrawal or retirement and its filing for recordation.

                   Section 6.2 Election and Admission of Successor or Additional
                General Partners
                        A. A General Partner may at any time designate additional persons to be Successor or Additional General Partners, provided that the conditions of Section 6.2B are satisfied.
                        B. Except as otherwise  expressly  provided  herein,  no
                   Person shall be admitted as a Successor or Additional General Partner unless (i) counsel for the Partnership is of the opinion that the admission of such Successor or Additional General Partner will not cause the Partnership to be classified other than as a partnership for federal income tax purposes or cause the Partnership to terminate for federal income tax purposes; (ii) the consent of the then remaining General Partner(s), if any, is obtained; and (iii) the Majority Vote of the Investors to such admission has been obtained.
                        C. The admission of such Successor or Additional General
                   Partner shall become effective upon (i) receipt by the Partnership of the opinion referred to in Section 6.2B(i);
                   (ii) receipt by the Partnership of the consents referred to in Section 6.2B(ii) and (iii), if applicable; and (iii) the amendment of the Certificate to reflect the admission of the Successor or Additional General Partner and its filing for recordation.

                    Section 6.3 Events of Withdrawal of a General Partner
                        A. In addition to a  voluntary  withdrawal  of a General
                    Partner pursuant to Section 6.lE, the General Partner shall be deemed to withdraw (i) if the General Partner assigns all of its Interest in the Partnership, (ii) if the General Partner is removed pursuant to Section 5.3A; and (iii) the filing of a certificate of dissolution, or its equivalent, for the General Partner or the revocation of its charter. To the maximum extent permitted by the Act, no other act or event shall be deemed an event of withdrawal of a General Partner or serve to convert a General Partner to a Limited Partner.
                        B. In the event of the  withdrawal of a General  Partner
                    and if a Successor or Additional General Partner has been admitted to the Partnership in accordance with Section 6.2, the remaining General Partner or General Partners, including such Successor or Additional General Partner may elect to continue the Partnership, and if such election is made, shall promptly give Notification of such event and shall make and file such amendments to the Certificate as are required by the Act to reflect the fact that the withdrawn General Partner has ceased to be a General Partner of the Partnership.
                        C. In the event of the  withdrawal of a General  Partner
                    and no Successor or Additional General Partner has been admitted to the Partnership, or such Successor or Additional General Partner does not elect to continue the Partnership, the withdrawn General Partner, or its successors, representatives or assigns shall promptly give Notification of such withdrawal to all remaining Partners and Investors. In such event, the Partnership shall be dissolved unless, within ninety (90) days after the withdrawal of the General Partner, the Investors, by the Majority Vote of the Investors (or such higher percentage vote as may be required by the Act), agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal of the sole General Partner, of one or more Additional General Partners. If the Investors elect to reconstitute the Partnership and agree to admit an Additional General Partner, the relationship of the Investors and of the substitute General Partner in the Partnership shall be governed by this Agreement.

                    Section 6.4 Liability of a Withdrawn General Partner
                        A. Any General Partner who withdraws from the Partnership shall be, and remain, liable for all obligations and liabilities incurred by it as General Partner prior to the time such withdrawal becomes effective. In addition, a General Partner who voluntarily withdraws in violation of this Agreement shall be subject to the liability described in Section 6.1C.
                        B. Upon the withdrawal of a General Partner, such General Partner shall immediately cease to be a General Partner, and such General Partner's Interest shall be acquired by the Partnership pursuant to Section 6.5.
                        C. The personal  representatives,  heirs,  successors or
                    assigns of any General Partner who withdraws from the Partnership shall be, and remain, liable for all obligations and liabilities incurred by the General Partner prior to, or in connection with, its withdrawal.

               Section 6.5 Valuation of Partnership Interest of General Partner
                        Upon  the   withdrawal   of  a  General   Partner,   the
                    Partnership shall purchase the Partnership Interest of the withdrawn General Partner. The price of the withdrawn
                    General Partner's Interest shall be determined by two (2) independent appraisers, one selected by the withdrawn General Partner and one selected by the remaining General Partner, or if none is remaining, by the Investors. If the two appraisers are unable to agree on the value of the General Partner's Interest, they shall jointly appoint a third independent appraiser whose determination shall be final and binding. The Partnership shall then pay the withdrawn General Partner the price of its Interest as a General Partner as so determined. The expense of the appraisals shall be borne equally by the terminated General Partner and the Partnership. If the withdrawal is involuntary, payment shall be made by delivery of a promissory note bearing interest equal to the lowest rate permitted under the Code that avoids the imputation of interest income to the withdrawn General Partner, such note to have a term of five years and provide for equal annual installments of principal and interest. If the withdrawal is voluntary, payment shall be made by delivery of an unsecured promissory note bearing no interest, with principal payable only from distributions which the withdrawn General Partner would have received under this Agreement had the General Partner not withdrawn. Immediately upon receiving the note, the withdrawn General Partner shall cease to be a Partner of the Partnership for all purposes, except that the withdrawn General Partner shall continue to be subject to Section 6.4 hereunder. All amounts received pursuant to this Section 6.5 shall constitute complete and full discharge for all amounts owing to the withdrawn General Partner on account of its Interest in the Partnership. Any disputes regarding valuation or payment pursuant to this Section which are not resolved in a binding manner by the provisions of this Section shall be resolved by arbitration in accordance with the then current rules of the American Arbitration Association. The expense of arbitration shall be borne equally by the terminated General Partner and the Partnership.


                                                               ARTICLE VII
                                     ASSIGNMENT OF ASSIGNEE UNITS TO INVESTORS;
                        TRANSFERABILITY OF LIMITED PARTNER INTERESTS AND UNITS
                   Section 7.1 Assignment of the Assignee Units to Investors
                       A. Pursuant to Sections 3.2 and 7.1C hereof, the Assignor
                   Limited Partner shall assign to each Investor Assignee Units equal to the number of Units purchased by each Investor in the Offering.
                       B. Except as provided in Section 7.1A above, the Assignor
                   Limited Partner may not transfer a Limited Partnership Interest without the prior written consent of the General Partner. The Assignor Limited Partner shall have no right to vote or consent with respect to Units owned by the Assignor Limited Partner for its own account and such Units shall not be considered outstanding Units for purposes of determining whether the Majority Vote of the Investors or the Consent of the Investors has occurred. The Assignor Limited Partner, by the execution of this Agreement, acknowledges and agrees that the Assignor Limited Partner's management will have fiduciary responsibility for the safekeeping and use of all funds and assets of the Investors, whether or not in the Assignor Limited Partner's management's possession or control, and that the management of the Assignor Limited Partner will not employ, or permit another to employ such funds or assets in any manner except for the exclusive benefit of the Investor. The Assignor Limited Partner agrees not to contract away the fiduciary duty owed to the Investors by the Assignor Limited Partner's management under the common law of agency.
                       C. Except as set forth in Section 7.lF, the Assignor Limited Partner, by the execution of this Agreement, irrevocably transfers and assigns to the Investors all of the Assignor Limited Partner's rights and interest in and to the Assigned Limited Partnership Interests, as of the time that payment for such Assigned Limited Partnership Interests is received by the Partnership and such Assigned Limited Partnership Interests are credited to the Assignor Limited Partner on the books and records of the Partnership. The rights and interest so transferred and assigned shall include, without limitation, the following:
                      (i) all rights to receive distributions of uninvested
                    Capital Contributions pursuant to Section 5.6F;
                             (ii) all rights to receive cash distributions pursuant to Article IV; (iii) all rights in respect to allocations of Profit and Loss pursuant to
                             Article  IV;  (iv) all other  rights in  respect of
                             determinations of allocations and distributions pursuant to
                       Article IV;
                             (v) all rights to consent to the admission of
                    Successor or Additional General Partners
                       pursuant to Sections 6.1 and 6.2;
                             (vi) all rights to receive any proceeds of
                         liquidation of the Partnership pursuant to Section 8.2;
                             (vii) all rights to inspect books and records and
                         to receive reports pursuant to Article X;

                             (vii) all voting  rights,  rights to attend or call
                             meetings and other such rights; and (ix) all rights
                             which the Limited Partners have, or may have in the
                             future, under the Act.
                        D. The General Partner, by the execution of this Agreement, irrevocably consents to and acknowledges that (i) the foregoing transfer and assignment pursuant to Section 7.1 by the Assignor Limited Partner to the Investors of the Assignor Limited Partner's rights and interest in the Assigned Limited Partnership Interests is effective, and (ii) the Investors are intended to be and shall be third party beneficiaries of all rights and privileges of the Assignor Limited Partner in respect of the Assigned Limited Partnership Interests. The General Partner covenants and agrees that, in accordance with the foregoing transfer and assignment, all the Assignor Limited Partner's rights and privileges in respect of Assigned Limited Partnership
                   Interests may be exercised by the Investors including, without limitation, those cited in Section 7.l.
                        E. In accordance with the transfer and assignment described in Section 7.1, Investors shall have the same rights that the Limited Partners have under this Agreement and under the Act.
                        F. Notwithstanding the assignment of the Assigned Limited Partnership Interests referred to in this Section 7.1, the Assignor Limited Partner shall retain legal title to and be and remain a Limited Partner of the Partnership.

                   Section 7.2 Transferability of Units
                        A. Units are generally transferable, provided, however,
                that a transfer of Units shall be prohib-
                   ited if one of the following restrictions applies:
                             (i) No sale or  exchange of any Units shall be made
                        if the Units sought to be sold or exchanged, when added to the total of all other Units sold or exchanged within a period of twelve (12) consecutive months prior thereto, would, in the opinion of counsel for the Partnership, result in the Partnership being considered to have terminated within the meaning of Section 708(b)(1)(B) of the Code. The General Partner shall give Notification to all Investors in the event that sales or exchanges should be suspended for this reason. All deferred sales or exchanges shall be made (in chronological order to the extent practicable) as of the first day of the fiscal year beginning after the end of any such 12-month period, subject to the provisions of this Article VII.
                             (ii) No transfer or assignment of any Unit shall be
                        made if a counsel for the Partnership is of the opinion that the particular transfer or assignment would be in violation of any federal or state securities laws (including any investment suitability standards) applicable to the Partnership or would cause the Partnership to be classified other than as a partnership for federal income tax purposes.
                             (iii) No transfer or  assignment  of any Unit shall
                        be made if in the opinion of counsel to the Partnership such transfer would cause the Partnership to be treated as a "publicly traded partnership" under Sections 7704 and 469(k) of the Code. Each Investor agrees not to transfer, and agrees that the Partnership shall not recognize for any purpose any transfer on or through a listing on a securities exchange, over-the-counter market or secondary market or any transfer to or from a dealer in securities or partnership interests or other market maker, or any transfer arranged through or facilitated by means of an interdealer quotation system, information system or other facility that may create the equivalent of a secondary market in partnership interests, unless counsel to the Partnership is of the opinion that such transfers will not result in the partnership becoming taxable as a corporation or a publicly traded partnership.
                             (iv) No  transfer or  assignment  of Units shall be
                        made after which any transferor or transferee would hold
                        (a) a number of Units not evenly  divisible by four,  or
                        (b) less than 200 Units, except for Individual Retirement Accounts, or (c) less than 80 Units in the case of Individual Retirement Accounts, provided, however, that any such transferor or transferee may hold zero Units.

                            (v) No transfer or  assignment of any Unit shall be
                        made if it would result in the assets of the Partnership being treated as "plan assets" or the transactions contemplated hereunder to be prohibited transactions under ERISA or the Code.
                             (vi) No transfer or assignment of a Unit shall be
                         made to a foreign person under the Code or
                        a minor or incompetent (unless such transfer or
                         assignment shall be made to a legal guardian on
                        such person's behalf).
                        B. In order to record a trade on its books and  records,
                    the Partnership may require such evidence of transfer or assignment and authority of the transferor or assignor (including signature guarantees), evidence of the transferee's suitability under state securities laws, and the written acceptance and adoption by the transferee of the provisions of this Agreement, as the General Partner may determine. The General Partner may charge a transfer fee sufficient to cover all reasonable expenses connected with such transfer (with no profit to any party in the transaction).
                        C. In no event shall an Investor be permitted to
                    transfer a fraction of a Unit.
                        D. Any attempted transfer or assignment in violation of
                    the provisions of Section 7.2A shall be
                    void and shall not bind the Partnership.

                    Section   7.3   Death,   Bankruptcy   or   Adjudication   of
                        Incompetence of an Investor or a Limited Partner Upon the death of an Investor or a Limited Partner, his executor, administrator, or trustee, or, if he is adjudicated incompetent or insane, his committee, guardian, or conservator, or, if he becomes bankrupt, the trustee or receiver of his estate, shall have all the rights of an Investor or a Limited Partner for the purpose of settling or managing his estate and shall have whatever power the deceased or incompetent Investor or Limited Partner possessed to assign all or any part of his Units or Interest. The death, dissolution, adjudication of incompetence, or bankruptcy of an Investor or a Limited Partner shall not dissolve the Partnership.

                    Section 7.4 Effective Date
                        The Partnership  shall recognize the transferee of Units
                    as an Investor on the Partnership's books and records on the first business day of the next calendar month after the month in which the Partnership receives all necessary documentation and consents required to effect the transfer of Units.

                    Section 7.5 Substitute Limited Partners
                        Any Investor  may elect to become a  Substitute  Limited
                    Partner upon (i) signing a counterpart of this Agreement and any other instrument or instruments deemed necessary by the General Partner, including a Power of Attorney in favor of the General Partner as described in Section 12.1A hereof, and (ii) paying a fee equal to the actual costs and expenses incurred by the General Partner for legal and administrative costs and recording fees. Investors who elect to become Substitute Limited Partners will receive one Limited Partnership Interest for each Unit they convert and will not be able to re-exchange their Limited Partnership Interests for Units. The Capital Account of the former Investor attributable to transferred Units shall be credited to the Capital Account of the Substitute Limited Partner. The Partnership's Certificate will be amended no less often than quarterly to reflect the substitution of Limited Partners.

                    Section 7.6 Retirement or Withdrawal of an Investor
                        A. No  Investor  shall  have the  right  to  voluntarily
                    retire or withdraw from the Partnership unless the General Partner shall have consented to such voluntary retirement or withdrawal by an Investor. Upon the retirement or withdrawal of an Investor: (i) the Interest of such retiring or withdrawing Investor shall thereafter belong to the Partnership; (ii) such retiring or withdrawing Investor shall not be entitled to receive distributions with respect to any periods after the time of such retirement of withdrawal; and (iii) such retiring or withdrawing Investor shall not be entitled to receive any amount for the fair value of his Units as of the date of his retirement or withdrawal, other than as agreed to by
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
                   the General Partner and the withdrawing Investor. The General
                    Partner shall not consent to the voluntary retirement or withdrawal of an Investor if the General Partner receives an opinion of counsel to the Partnership that such retirement or withdrawal would cause the Partnership to be classified other than as a partnership for federal income tax purposes, or cause the Partnership to terminate for federal income tax purposes.
                         B. At any time after the Termination Date of the Offering, the Partnership may, in its sole discretion, in response to the request of an Investor, repurchase any or all of the Units of such Investor upon mutually agreeable terms, provided that such repurchase does not materially impair the capital or operation of the Partnership. The determination to repurchase Units will be made in the sole discretion of the General Partner. The determination of the value of the repurchased Units will be based upon, among other factors, the current fair market value of the Equipment and the assets of the Partnership, less all Partnership debts and obligations. The Partnership will not repurchase Units prior to the Termination Date of the Offering and is not obligated to repurchase Units at any time. Units acquired by the General Partner and its Affiliates or by the Assignor Limited Partner will not be eligible for repurchase by the Partnership. Units purchased by the Partnership during any month shall be deemed cancelled effective as of the first day of the month following the effective date of such purchase.

                                                                  ARTICLE VIII
                    DISSOLUTION, LIQUIDATION AND TERMINATION OF THE PARTNERSHIP
                    Section 8.1 Events Causing Dissolution
                         A. The Partnership shall dissolve and its affairs shall
                     be wound up upon the first to occur of the
                    following events:
                             (i) the expiration of its term;
                             (ii) the withdrawal of a General Partner, unless
                the Partnership is continued pursuant to Sections 6.3B or 6.3C;
                             (iii) the Sale of all or  substantially  all of the
                         Partnership's assets and the receipt in cash of the proceeds thereof, except in instances in which and proceeds are to be reinvested in accordance with the provisions of this Agreement;
                             (iv) the election by the General Partner, with the
                         Majority Vote of the Investors, to dissolve the Partnership;
                             (v) by the Majority Vote of the Investors pursuant
                          to Section 5.3A to dissolve the Partnership; or
                             (vi) the happening of any other event causing the
                         dissolution of the Partnership under applicable law.
                         B. Dissolution of the Partnership shall be effective on
                    the day on which the event occurs giving rise to the dissolution. A certificate of cancellation shall be filed under the Act upon the dissolution and the commencement of winding up of the Partnership; provided, however, that the Partnership shall not terminate until the assets of the Partnership has been distributed as provided in Section 8.2. Notwithstanding the dissolution of the Partnership, prior to the termination of the Partnership, the business of the Partnership and the affairs of the Partners, as such, shall continue to be governed by this Agreement.

                    Section 8.2 Liquidation
                         A. As soon as practical  after the  dissolution  of the
                    Partnership, the General Partner, or if there is no General Partner, any Limited Partner or the liquidating trustee under the Act, as the case may be, shall give Notification to all the Limited Partners and Investors of such fact and shall prepare a plan as to whether and in what manner the assets of the Partnership shall be liquidated. By the Majority Vote of the Investors, the assets of the Partnership, subject to its liabilities (and the establishment of reserves, if necessary, for such liabilities), may be transferred to a successor Entity, upon such terms and conditions as are then agreed upon.
                        B. Unless the Investors  agree to transfer the assets of
                   the Partnership, subject to its liabilities, to a successor Entity pursuant to Section 8.2A, upon dissolution of the Partnership, the General Partner, any Limited Partner or the liquidating trustee under the Act, as the case may be, shall liquidate the assets of the Partnership, and apply and distribute the proceeds thereof in accordance with Section 4.4.
                        C. Notwithstanding the provisions of Section 8.2B, in the event the General Partner or any liquidating agent under the Act, as the case may be, shall determine that an immediate Sale of all or a portion of the assets of the Partnership would cause undue loss to the Partners and Investors, the General Partner or liquidating agent under the Act, as the case may be, in order to avoid such loss, may, after having given Notification to all the Investors and Limited Partners, either defer liquidation of, and withhold from distribution for a reasonable time, any assets of the
                   Partnership, or distribute the assets in kind to a liquidating trust to be held for the benefit of the Investors and Partners.

                   Section 8.3 Capital Contribution Upon Dissolution
                        Subject  to  the  provisions  of  Section  5.9  of  this
                   Agreement, each Investor and Partner shall look solely to the assets of the Partnership for all distributions with respect to the Partnership and his Capital Contribution and shall have no recourse (upon dissolution or otherwise) against any Partner or Investor; provided, however, that upon the dissolution and termination of the Partnership, the General Partner and the MNC Special Limited Partner will make the Capital Contributions referred to in Sections 3.lA and 3.3B. All amounts so contributed by the General Partner and the MNC Special Limited Partner shall be distributed first to the Partnership's creditors entitled thereto, and the balance to the Investors and Partners in proportion to the positive balances in their Capital Accounts at the time of dissolution and termination of the Partnership.
                                                                 ARTICLE IX
                        CERTAIN PAYMENTS TO THE GENERAL PARTNER AND AFFILIATES

Section 9.1 Reimbursement of Certain Costs and Expenses of the General Partner
               and their Affiliates
                        A. Subject to the  provisions  of Article V hereof,  the
                   Partnership shall be permitted to reimburse the General Partner and the Manager for the actual cost to the General Partner, the Manager or any of their Affiliates of the
                   Partnership's operating expenses. In determining the actual cost to the General Partner, the Manager or Affiliates thereof of goods and materials and administrative services, actual cost means the actual cost to the General Partner, the Manager or any of their Affiliates or of goods and materials used for or by the Partnership and obtained from entities not affiliated with a General Partner or the Manager, and actual cost of administrative services, which are necessary to the prudent operation of the Partnership, means the pro rata cost of personnel (including an allocation of overhead directly attributable to such personnel) as if such persons were employees of the Partnership. The cost for administrative services to be reimbursed to a General Partner, the Manager or an Affiliate shall be at the lower of the General Partner's, the Manager's or Affiliate's actual cost of such services or the amount the Partnership would be required to pay to independent parties for comparable administrative services in the same geographic location. The General Partner shall use its best efforts to cause all of the Partnership's expenses to be billed directly to and paid by the Partnership to the extent practicable.
                        B. Subject to the foregoing,  the Partnership  shall pay
                   all expenses (which expenses shall be billed directly to the Partnership) of the Partnership which may include but are not limited to: (a) all costs of personnel (excluding rent or depreciation, utilities, capital equipment, and other administrative items) employed full-time or part-time by the Partnership and involved in the business of the Partnership and allocated pro rata to their administrative services performed on behalf of the

                   Partnership, including Persons who may also be officers or employees of the General Partner or its Affiliates (other than Controlling Persons); (b) all costs of borrowed money, taxes and assessments on Equipment and other taxes applicable to the Partnership; (c) legal, audit, accounting, brokerage, approval and other fees; (d) printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and recording of documents evidencing ownership of an Interest or Unit or in connection with the business of the Partnership; (e) fees and expenses paid to independent contractors, bankers, brokers, servicers, leasing agents, equipment lease brokers, and consultants and other agents (other than Controlling Persons and other officers of the General Partner or its Affiliates);
                   (f) expenses in connection with the financing, disposition, replacement, alteration, repair, sales, leasing, re-leasing, refinancing and operating of the Equipment (including the costs and expenses of appraisals, foreclosures, insurance premiums, brokerage and leasing commissions and of maintenance of such Equipment); (g) expenses of organizing, revising, amending, converting, modifying or terminating the Partnership; (h) the costs of preparation and dissemination of the informational material and documentation relating to potential sale, refinancing, leasing or other disposition of Equipment; (i) expenses in connection with distributions made by the Partnership to, and communications and bookkeeping and clerical work necessary in maintaining relations with Investors, including the costs of printing and mailing to such persons certificates for Units and reports of meetings of the Partnership, and of preparation of proxy statements and solicitations of proxies in connection therewith; (j) expenses in connection with preparing and mailing reports required to be furnished to Investors for tax reporting or other purposes, or which reports the General Partner deems the furnishing thereof to Investors to be in the best interests of the Partnership; (k) the costs and expenses incurred in qualifying the Partnership to do business in any jurisdiction, including fees and expenses of any resident agent appointed by the Partnership; (1) the costs incurred in connection with any litigation or regulatory proceedings in which the Partnership is involved; and (m) computer services including the cost of any computer equipment or services used for or by the Partnership, including establishment and maintenance of investment records and processing of accounting records related to the Partnership.
                       C. Notwithstanding any other provision of this Agreement,
                   no reimbursement shall be permitted to the General Partner for services for which the General Partner is entitled to compensation by way of a separate fee, nor to the Manager, except as provided under the Management Agreement.

                   Section 9.2 Fees and Other Payments
                       A. The Partnership shall cause the following payments and
                     fees to be paid to the General Partner,
                   the Manager and their respective Affiliates:
                            (i) to the Selling Agent, the Selling Commissions
                     and the Due Diligence Expense Reimbursement Fee.
                            (ii) to the General Partner or its  Affiliates,  the
                       Offering and Organization Expense Fee, of which 2.85% shall be paid from Gross Proceeds of the Offering as the Gross Proceeds of the Offering are raised and 2.80% shall be paid from operating revenue of the Partnership upon the earlier to occur of (a) the date on which 80% of the Net Proceeds of the Offering has been invested in Equipment or (b) December 31, 1990.
                            (iii) to the General  Partner,  the Manager or their
                       Affiliates, in reimbursement of the Acquisition Expenses, if any, previously paid by such Person on behalf of the Partnership in connection with the acquisition of Equipment.
                            (iv) to the General  Partner,  an Acquisition Fee in
                       an amount equal to 0.75% Gross Proceeds of the Offering, payable as Gross Proceeds of the Offering are raised.
                            (v) to the Manager,  an Acquisition Fee in an amount
                       equal to 1.5% of the purchase price of any item of Specified or Additional Equipment (whether from Net Proceeds of the Offering or from reinvestment of Distributable Cash and Net Disposition Proceeds), payable upon the purchase of such Equipment.

                            (vi)  to  the  Manager,   the  Equipment  and  Lease
                        Management Fee, in accordance with the terms and conditions of the Management Agreement and subject to the limitations of Section 5.2A(xix).
                            (vii) to the Manager,  the Equipment Re-Leasing Fee,
                        payable in accordance with the terms and conditions of the Management Agreement and subject to the limitations of Section 5.2A(xix).
                            (viii) to the Manager, the Subordinated  Disposition
                        Fee, provided that payment of such fee shall cumulate and not be payable until Payout occurs.
                            (ix) to the General Partner, an annual asset management fee equal to $50,000 for 1990 and increasing in each year thereafter by the annual increase in the Consumer Price Index for All Urban Consumers for the preceding calendar year; provided that the amount of any such fee to be paid in any calendar year shall not exceed 3% of the amount of Distributable Cash distributed to the Investors and Partners for such year pursuant to Section 4.3. B. Notwithstanding anything else in this Agreement to the contrary, the cumulative total of the fees payable to the General Partner, the Manager and their Affiliates as described in (i), (ii), (iii), (iv) and (v) above shall not exceed the limitation on Front-End Fees provided under Section 5.6F hereof.
                        C. Notwithstanding any other provisions of this Agreement, in the event that the Management Agreement is terminated and the General Partner or any of its Affiliates performs some or all of the services agreed to be performed by the Manager under the Management Agreement, the General Partner or such Affiliate shall be entitled to receive as compensation for such services (it being agreed and understood that the provision of such services does not constitute a part of the duties or obligations of the General Partner as a general partner of the Partnership) the fees and compensation which would otherwise be payable to the Manager hereunder and under the Management Agreement.
                                                                  ARTICLE X
                                     BOOKS AND RECORDS; BANK ACCOUNTS; REPORTS

                   Section 10.1 Books and Records
                        A.Unless otherwise directed by the General Partner,  the
                   books and records of the Partnership shall be maintained by the General Partner at the Partnership's principal place of business. In all cases, said books and records shall be available for examination and copying by any Limited Partner, Investor or his duly authorized representatives, for any purpose related to the Limited Partner's or Investor's interest as a Limited Partner or Investor, at the expense of such Limited Partner or Investor, at any and all reasonable times. The Partnership shall keep at its principal place of business, without limitation, the following records: true and full information regarding the status of the business and financial condition of the Partnership; promptly after becoming available, a copy of the Partnership's federal, state and local income tax returns for each year; a current list of the names and last known business, residence or mailing addresses of and the numbers of Units held by each Partner and Investor; a copy of this Agreement and the Certificate and all amendments thereto; and other information regarding the affairs of the Partnership as is just and reasonable. The current list of the names and last known business, residence or mailing addresses of each Partner and Investor shall be mailed to any Investor upon payment of a reasonable charge for copy work.
                        B. The Partnership shall keep its books and records in
                    accordance with the accounting methods determined by the General Partner. The fiscal year of the Partnership shall be the calendar year.

                   Section 10.2 Bank Accounts
                        A. The General Partner shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in their immediate possession or control. The General Partnership shall not employ, or permit any other Person to employ, such funds in any manner except for the benefit of the Partnership.

                        B. The bank accounts of the Partnership shall be maintained in such banking institutions as the General Partner shall determine, and withdrawals shall be made only in the regular course of Partnership business on the signature of the General Partner or such other signature or signatures as the General Partner may determine. All deposits and other funds may be deposited in interest bearing or non-interest bearing accounts guaranteed by federal authorities, invested in short-term United States Government or municipal obligations, or deposited with a banking institution selected by the General Partner.

                    Section 10.3 Reports
                        A. No later than seventy-five (75) days after the end of
                    each calendar year, the General Partner will furnish each Person who was an Investor or Limited Partner at any time during the fiscal year with all tax information relating to the Partnership's performance for the preceding calendar year that is required to be set forth in the Investor's and Limited Partner's federal and state income tax return.
                        B. Within sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year of the Partnership, the General Partner will furnish to each Person who was an Investor or Limited Partner at any time during the fiscal quarter then ended, a report setting forth information with respect to the progress of the Partnership's business, which report shall include:
                             (i) an unaudited balance sheet of the Partnership;
     (ii) unaudited condensed statements of income for the quarter and year-to-date periods then ended;
     (iii) an unaudited cash flow statement for the quarter; (iv) an unaudited statement setting forth the services rendered to, and fees received from, the Partnership by any Sponsor; and
                             (v)  other  pertinent  information  concerning  the
                        Partnership and its activities, including any material developments or events affecting the Partnership or its Equipment during the quarter. The various reports required pursuant to this Section 10.3B may be sent earlier than or sepa-
                    rately from any of the other reports required pursuant to this Section 10.3B, and the information required to be contained in any of the reports may be contained in more than one report.
                        C. Within one hundred twenty (120) days after the end of
                    each fiscal year, the General Partner shall furnish an annual report to each Person who was a Limited Partner or an Investor as of the last business day of the fiscal year then ended. Such annual report will include:
                             (i)  a   balance   sheet  as  of  the  end  of  the
                        Partnership's fiscal year, statements of income, Partners' equity and cash flow, which shall be prepared in accordance with generally accepted accounting principles and accompanied by (a) an auditor's report containing an opinion of an independent certified public accountant and (b) a reconciliation to information furnished to Investors for income tax purposes;
                             (ii) a statement of any transactions with Sponsors,
                        and  any  of  their  respective   Affiliates  and  fees,
                        commissions, compensation, reimbursements and other benefits paid or accrued to the Sponsors, and any of their respective Affiliates for such fiscal year, showing the amount paid or accrued to each recipient and the services performed;
                             (iii)  the  breakdown  of  any  Partnership   costs
                             reimbursed  to a Sponsor;  and (iv) a report of the
                             activities  of the  Partnership  during  the fiscal
                             year.
                        Within the scope of the annual audit by the Accountants,
                    the Accountants will verify that the amounts actually reimbursed were costs incurred in the management of the Partnership. The methods of verification used by the Accountants will be in accordance with generally accepted auditing standards. Within the scope of the annual audit of the General Partner's financial statements, the independent certified public accountants must issue a special report on the allocation of such costs to the Partnership in accordance with the Partnership Agreement. The special report shall at minimum provide:

(1) A review of the time records of individual employees, the cost of whose services were reimbursed; and

(2) A review of the specific  nature of the work
performed by each such employee. The special report shall be in accordance with the American Institute of Certified Public Accountants United States Auditing standards relating to special reports. The additional costs of such special report will be itemized by said accountants on a partnership by partnership basis and may be reimbursed to the General Partner by the Partnership in accordance with this subparagraph only to the extent that such reimbursement, when added to the cost for administrative services rendered, does not exceed the competitive rate for such services as determined above.
                       The annual report shall also set forth  distributions  to
                  the Investors for the period covered thereby and shall separately identify distributions from (a) Distributable Cash during the period, (b) Distrib- utable Cash during a prior period which had been held as reserves, (c) Net Disposition Proceeds, and (d) Working Capital Reserves.
                       For each item of  Equipment  acquired by the  Partnership
                  which individually represents at least 10% of the Partnership's total Investment in Equipment, the annual report shall include a status report which shall indicate (i) the condition of the Equipment, (ii) how the Equipment is being utilized as of the year end (whether leased, operated or held for lease, repair or sale), (iii) the remaining term of any lease, (iv) the projected use of the Equipment for the next year (e.g., renew the lease, lease, retire or sell) and (v) such other information relevant to the value or utilization of the Equipment as the General Partner deems appropriate. The status report shall describe the method used and basis for any valuation.
                       D. Until the Net Proceeds of the Offering are fully invested or returned to the Investors and Limited Partners as set forth in Section 5.6F of this Agreement, the Partnership shall prepare a report of Equipment acquisitions made by the Partnership during each quarter. Such report will be distributed to the Investors and Limited Partners within 60 days following the end of each quarter during which Equipment acquisitions are made. Such report shall include, by way of illustration and not of limitation, a statement of the actual purchase price of Equipment acquired during the quarter, the terms of the purchase and the applicable lease and a statement of the total amount of cash expended by the Partnership to acquire such Equipment (including all commissions, fees and expenses).
                       E. The General Partner shall prepare and timely file with
                  appropriate federal and state regulatory authorities all reports required to be filed with such entities under then-applicable laws, rules and regulations. Such reports shall be prepared on the accounting or reporting basis required by such regulatory authorities. Upon request, copies of such reports will be furnished to any Investor or Limited Partner for any purpose reasonably related to the Investor's or Limited Partner's interest as an Investor or a Limited Partner. In the event that any regulatory authority promulgates rules or amendments thereto that would permit a reduction in any of the reporting requirements to which the Partnership is subject under this Agreement at the time of the execution hereof, the Partnership may cease to prepare and file any such reports in accordance with such rules or amendments.
                       F. The General Partner shall maintain, for a period of at
                  least six (6) years, a record of the information obtained to indicate that an Investor has met the suitability standards set forth in the Prospectus.

                  Section 10.4 Federal Tax Elections
                       The  Partnership,  in the sole  discretion of the General
                  Partner,  may make  elections  for  federal  tax  purposes  as follows:
                       (i) In case of a transfer of a Unit, the Partnership,  in
                  the sole discretion of the General Partner, may timely elect pursuant to Section 754 of the Code (or corresponding provisions of future law) and pursuant to similar provisions of applicable state or local income tax laws, to adjust the basis of the assets of the Partnership.
                         (ii) All other  elections  required or  permitted to be
                    made by the Partnership under the Code shall be made by the General Partner in such manner as will, in their its sole opinion, be most advantageous to a majority of the Investors.
                                                                 ARTICLE XI
                                                        MEETINGS OF INVESTORS
                    Section 11.1 Calling Meetings
                         Meetings of the Investors for any purpose may be called
                    by the General Partner and shall be called by the General Partner upon receipt of a request in writing signed by Investors having in the aggregate more than 10% of the outstanding Units. Upon receipt of a written request stating the purpose(s) of the meeting, the General Partner shall provide all Investors within 10 days after receipt of such request with notice as described in Section 11.2. The meeting shall be held at a time and place convenient to the Investors.

                    Section 11.2 Notice; Procedure
                         If a meeting is called at the request of the Investors,
                    the General Partner shall provide all Investors with notice of such meeting given either personally or by certified mail, which notice shall state the purpose thereof, such meeting to be held on a date not less than fifteen (15) nor more than sixty (60) days after the receipt by the General Partner of the request for the meeting. Notice of any other meeting shall be given either personally or by certified mail, not 1ess than fifteen (I 5) days nor more than sixty
                    (60) days before the date of the meeting, to each Investor at his record mailing address. The notice shall be in writing, and shall state the place, date, hour, and purpose of the meeting, and shall indicate that it is being issued at or by the direction of the Partners or Investors calling the meeting. If a meeting is adjourned to another time or place, and if any announcement of the adjournment of time or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting. The presence in person or by proxy of the holders of more than 50% of the` outstanding Units shall constitute a quorum at all meetings of the Investors; provided, however, that if there is no quorum present, holders of a majority in interest of the Investors present or represented may adjourn the meeting from time to time without further notice until a quorum is obtained. No notice of the time, place or purpose of any meeting of Investors need be given to any Investor who attends in person or is present by proxy (except when an Investor attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened), or to any Investor entitled to notice who, in a writing executed and filed with the records of the meeting, either before or after the time of the meeting, waives the notice requirement.

                    Section 11.3 Right to Vote
                         For the purpose of determining  the Investors  entitled
                    to vote at any meeting of the Partnership, the General Partner or the Investors requesting the meeting may fix a date, in advance, as the record date for the determination of Investors entitled to vote. This date shall be not more than fifty (50) days nor less than ten (10) days before any meeting. Units purchased by the General Partner or the Affiliates will not possess any voting rights.

                    Section 11.4 Proxies; Rules
                         Each  Investor may  authorize  any person or persons to
                    act for him by proxy in all matters in which an Investor is entitled to participate, whether by waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Investor or his
                    attorney-in-fact.   No  proxy   shall  be  valid  after  the
                    expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be recoverable at the pleasure of the Investor executing it. At each
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
                  meeting of Investors, the General Partner shall appoint officers and adopt rules as they deem appropriate for the conduct of the meeting.
                                                               ARTICLE XII
                                                         GENERAL PROVISIONS
                 Section 12.1 Appointment of General Partner as Attorney-in-Fact
                       A. Each  Limited  Partner and Investor  hereunder  hereby
                  irrevocably appoints and empowers the General Partner his attorney-in-fact to consent to or ratify any act listed in
                  Subsections 5.4A(i) through (xxii) and Section 6.3C of this Agreement after the Majority Vote of the Investors thereto has been obtained, and to execute, acknowledge, swear to and deliver all agreements and instruments and file all documents requisite to carrying out the intentions and purposes contemplated in this Agreement, including, without limitation, the execution and delivery of this Agreement and all amendments hereto, the filing of all business certificates and necessary certificates of limited partnership and amendments thereto from time to time in accordance with all applicable laws and any certificates of cancellation.
                       B. The appointment by all Limited  Partners and Investors
                  of the General Partner as attorney-in-fact shall be deemed to be a power coupled with an interest, shall not be affected by the subsequent disability or incapacity of the principal and shall survive the assignment by any Limited Partners or Investors of the whole or any part of his Interests or Units in the Partnership.
                       C. The power of attorney granted by this Section 12.1
                    shall be governed by the laws of the State
                  of Delaware.

                  Section 12.2 Waiver of Partition
                       Each  Partner and  Investor,  on behalf of  himself,  his
                  successors, representatives, heirs and assigns hereby waives any right of partition or any right to take any other action which otherwise might be available to him for the purpose of severing his relationship with the Partnership or his interest in the assets held by the Partnership from the interest of the other Partners or Investors.

                  Section 12.3 Notification
                       Any Notification, in order to be effective, shall be sent
                  by registered or certified mail, postage prepaid, if to a Partner or Investor, to the address of the Partner or Investor set forth in the books and records of the Partnership, and if to the Partnership, to the principal place of business of the Partnership set forth in Section 2.2 (unless Notification of a change of the principal office is given), the date of registry thereof or the date of the certification thereof being deemed the date of receipt of Notification; provided, however, that any written communication sent to a Partner or Investor or to the Partnership and actually received by such Person shall constitute Notification for all purposes of this Agreement.

                  Section 12.4 Word Meanings
                       In this Agreement,  the singular shall include the plural
                  and the masculine gender shall include the feminine and neuter and vice versa, unless the context otherwise requires.

                  Section 12.5 Binding Provisions
                       The covenants and  agreements  contained  herein shall be
                  binding upon, and inure to the benefit of, the heirs, personal representatives, successors and assigns of the respective parties hereto.

                  Section 12.6 Applicable Law
                       This  Agreement   shall  be  construed  and  enforced  in
                  accordance with the laws of the State of Delaware, without regard to principles of conflict of laws.

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
                    Section 12.7 Counterparts
                        This   Agreement  may  be  executed  in  any  number  of
                    counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding upon the date hereof. Each Additional or Successor General Partner shall become a signatory hereof by signing such number of counterparts of this Agreement and such other instrument or instruments, and in such manner as the General Partner shall determine, and by so signing, shall be deemed to have adopted and to have agreed to be bound by all the provisions of this Agreement.

                    Section 12.8 Separability of Provisions
                        Each  provision of this  Agreement  shall be  considered
                    separable, and if for any reason any provision or provisions hereof are determined to be invalid or contrary to any existing or future law, such invalidly shall not impair the operation of or affect those portions of this Agreement which are valid.

                    Section 12.9 Paragraph Titles
                        Paragraph  titles are for descriptive  purposes only and
                    shall not control or alter the meaning of this Agreement as set forth in the text.

                    Section 12.10 Entire Agreement
                        This  Agreement and the exhibits and documents  referred
                    to herein constitute the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. This Agreement may not be modified or amended other than by an agreement in writing.

                    Section 12.11 Amendments
                        A. In addition to the  amendments  otherwise  authorized
                    herein, amendments may be made to this Agreement from time to time by the General Partner with the Majority Vote of the Investors; provided, however, that without the consent of the Partners or Investors to be adversely affected by the amendment, except as provided in Section 12.11B, this Agreement may not be amended so as to (i) convert an Investor's interest into a General Partner's interest; (ii) modify the limited liability of an Investor; (iii) alter the interest of a Partner or Investor in Distributable Cash, Profit or Loss, or Net Disposition Proceeds; or (iv) increase the amount of the Capital Contributions required to be paid by the Investors.
                        B. In addition to the  amendments  otherwise  authorized
                    herein, amendments may be made to this Agreement from time to time by the General Partner, without the consent of any of the Investors, (i) to add to the duties or obligations of the General Partner or surrender any right or power granted to the General Partner herein, for the benefit of the Investors; (ii) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement; (iii) to delete or add any provision of this Agreement required to be deleted or added by the Staff of the Securities and Exchange Commission or other federal agency or by a state securities commissioner or similar official and deemed by the commission, agency, commissioner, or official to be for the benefit or protection of the Investors; (iv) to make such amendments to this Agreement which, in the opinion of counsel to the Partnership, are necessary to ensure the continuation of partnership status for federal income tax purposes; provided, however, that, in the opinion of counsel to the Partnership, such amendments do not adversely affect in any way the rights or interests of any of the Investors; (v) to take any actions necessary to cause the assets of the Partnership to come within the exclusion from the definition of "plan assets" contained in Section 2550.40lb-1 of Title 29 of the Code of Federal Regulations or to cause the Partnership to comply with any requirement the Department of Labor may impose as a condition to granting a prohibited transaction  exemption;  and
                 (vi) to give effect to any action permitted pursuant to Section 5.2; provided, however, that no amendment shall be adopted pursuant to this Section 12.2B unless its adoption (1) is not adverse to the interests of the Investors; (2) is consistent with Section 5.2; (3) does not affect the distribution of Distributable Cash or Net Disposition Proceeds or the allocation of Profit or Loss among the Investors as a class and the General Partner, except as provided below; and (4) does not affect the limited liability of the Investors or the status of the Partnership as a partnership for federal income tax purposes. In addition to the amendments otherwise authorized herein, amendments may be made to this Agreement to amend provisions of Article IV of this Agreement relating to the allocations of Profit or Loss and to distributions of Distributable Cash or Net Disposition Proceeds among the Partners and Investors if the Partnership is advised at any time by the Partnership's Accountants and counsel that the allocations provided in Article IV of this Agreement are unlikely to be respected for federal income tax purposes. The General Partner is empowered to amend the distribution and allocation provisions of Article IV pursuant to this Section 12.11B to the minimum extent necessary in accordance with the advice of the Partnership's Accountants and counsel to effect the plan of distribution of Distributable Cash and Net
                 Disposition Proceeds, and, consistent therewith, the allocations of Profit and Loss provided in this Agreement. New allocations made by the General Partner in reliance upon the advice of the Partnership's Accountants and counsel shall be deemed to be made pursuant to the fiduciary obligation of the General Partner to the Partnership and the Investors. This
                 Section 12.11 shall be subject to the provisions of Section 5.9 of this Agreement.
                      C. If this  Agreement  is amended as a result of adding or substituting a Limited Partner or increasing the investment of a Limited Partner, the amendment shall be signed by the General Partner and by the Person to be substituted or added, or the Limited Partner increasing his investment in the Partnership, and, if a Limited Partner is to be substituted, by the assigning Limited Partner. If this Agreement is amended to reflect the designation of an Additional General Partner, the amendment shall be signed by the other General Partner or General Partner and by the Additional General Partner. If this Agreement is amended to reflect the withdrawal of a General Partner when the business of the Partnership is being continued, the amendment shall be signed by the withdrawing General Partner and by the remaining or successor General Partner or General Partners.
                      D. In making any  amendments,  there shall be prepared and filed for recordation by the General Partner all documents and certificates required to be prepared and filed under the Act and under the laws of the other jurisdictions under the laws of which the Partnership is then formed or qualified.

                         IN       WITNESS WHEREOF,  parties hereto have executed
                                  this   Agreement  as  of  the  day  of  ,1990,
                                  effective as of the date first above written.
                                                              GENERAL PARTNER
        ATTEST:                                           REDWOOD LEASING, INC.

                                                        By:              (SEAL)
                                                        Name:
                                                        Title:


                                                      ASSIGNOR LIMITED PARTNER:
      ATTEST:                                         REDWOOD LEASING HOLDING
                                                            COMPANY INC.

                                                       By:               (SEAL)
                                                       Name:
                                                      Title:

                                                   MNC SPECIAL LIMITED PARTNER:
   ATTEST:                                           MARYLAND NATIONAL LEASING
                                                     SERVICES CORPORATION

                                                   By:                   (SEAL)
                                                   Name:
                                                   Title:


                                                  ABR SPECIAL LIMITED PARTNER:
  ATTEST:                                       REALTY ASSOCIATES 1988 LIMITED
                                                          PARTNERSHIP

                                                By:                      (SEAL)
                                                Name:
                                                Title: